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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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JONES LANG LASALLE INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2004 Annual Meeting
of Shareholders
and Proxy Statement

Jones Lang LaSalle Incorporated 200 East Randolph Drive Chicago, Illinois 60601

April 20, 2004

Dear Shareholder:

            I would like to invite you to attend our 2004 Annual Meeting of Shareholders, which will be held on Thursday, May 27, 2004, beginning at 8:30 a.m., local time, in the Indiana Room on Lower Level 1 of the Aon Center, 200 East Randolph Drive, Chicago, Illinois.

            Our 2003 Annual Report (which includes our Form 10-K) is enclosed for your information. Also enclosed are a proxy card and a postage-paid return envelope.

            Your vote is very important to us. To be sure that your shares will be voted at the meeting, you may either (i) complete and sign the enclosed proxy card and return it by mail in the enclosed envelope as promptly as possible or (ii) vote electronically, by telephone or over the Internet, as described on the proxy card. You are encouraged to specify your choices on the matters indicated. However, it is not necessary to specify your choice on a matter if you wish to vote in accordance with the recommendation of the Board of Directors, in which case merely giving your proxy will be sufficient.

            If you attend the Annual Meeting, you may vote your shares in person even though you may have previously given your proxy. We appreciate your continued interest in our firm.

Sincerely,

STUART L. SCOTT Chairman of the Board

Jones Lang LaSalle Incorporated 200 EAST RANDOLPH DRIVE CHICAGO, ILLINOIS 60601

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 27, 2004

        The Annual Meeting of Shareholders of Jones Lang LaSalle Incorporated will be held on Thursday, May 27, 2004, beginning at 8:30 a.m., local time, in the Indiana Room on Lower Level 1 of the Aon Center, 200 East Randolph Drive, Chicago, Illinois, for the following purposes:

  1.
  To elect two Directors to serve until the 2007 Annual Meeting of Shareholders or until their successors are elected and qualify;

  2.
  To ratify the appointment of KPMG LLP as our independent auditor for the year ending December 31, 2004;

  3.
  To approve an amendment to the Jones Lang LaSalle Employee Stock Purchase Plan to increase the number of shares available thereunder by 750,000;

  4.
  To vote on a shareholder proposal; and

  5.
  To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        Our Board of Directors has fixed the close of business on March 26, 2004 as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting. Only shareholders or persons holding proxies from shareholders will be permitted to attend the Annual Meeting.

By Order of the Board of Directors

MARK J. OHRINGER Corporate Secretary
Chicago, Illinois April 20, 2004

        YOUR VOTE IS VERY IMPORTANT. ANY SHAREHOLDER MAY ATTEND THE ANNUAL MEETING IN PERSON. IN ORDER FOR US TO HAVE THE QUORUM NECESSARY TO CONDUCT THE ANNUAL MEETING, WE ASK THAT SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE MEETING IN PERSON EITHER (1) SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT BY MAIL IN THE ACCOMPANYING ENVELOPE OR (2) GIVE THEIR PROXY BY TELEPHONE OR OVER THE INTERNET. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING.

Table of Contents

PROXY STATEMENT FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS

Jones Lang LaSalle Incorporated 200 EAST RANDOLPH DRIVE CHICAGO, ILLINOIS 60601

PROXY STATEMENT

2004 Annual Meeting of Shareholders
To Be Held May 27, 2004

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND OUR ANNUAL MEETING

Q:
Why am I receiving these materials?

A:    The Board of Directors (the Board) of Jones Lang LaSalle Incorporated, a Maryland corporation (Jones Lang LaSalle, which may sometimes be referred to as the Company or as we, us or our), is providing these proxy materials for you in connection with the Company's 2004 Annual Meeting of Shareholders, which will take place on Thursday, May 27, 2004 (including any adjournments or postponements, the Annual Meeting). We are sending this Proxy Statement and the enclosed form of proxy to our shareholders on or about April 20, 2004.

        As one of our shareholders, you are invited to attend the Annual Meeting and you are entitled and encouraged to vote on the items of business described in this Proxy Statement.

Q:
What information is contained in this Proxy Statement?

A:    The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting and the voting process. The Proxy Statement is organized around the four different matters on which our shareholders will be voting and the information we are required to provide in order for you to make your decision about how to vote.

Q:
What information is included with this Proxy Statement?

A:    We are also sending you our 2003 Annual Report, which includes our Form 10-K for the year ended December 31, 2003, as well as a proxy card and a postage-paid return envelope.

Q:
What items of business will be voted on at the Annual Meeting?

A:    The items of business scheduled to be voted on at the Annual Meeting are:

•
The election of two Directors to serve until the 2007 Annual Meeting of Shareholders;
•
The ratification of the appointment of our independent auditor for the year ending December 31, 2004;
•
The approval of an amendment to the Company's Employee Stock Purchase Plan; and
•
A shareholder proposal regarding declassification of the Board of Directors.

We will also consider other business that properly comes before the Annual Meeting.

Q:
How does the Board recommend that I vote?

A:    Our Board recommends that you vote your shares as follows:

•
FOR each of the nominees to the Board;
•
FOR the ratification of the appointment of our independent auditor for 2004;
•
FOR the amendment to the Employee Stock Purchase Plan; and
•
AGAINST the shareholder proposal regarding declassification of the Board of Directors.

Q:
What shares can I vote?

A:    Only shareholders of record of Jones Lang LaSalle's common stock, $.01 par value per share (the Common Stock), at the close of business on March 26, 2004 (the Record Date), are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters voted upon by shareholders and is entitled to vote for as many persons as there are Directors to be elected. There were 31,871,055 shares of Common Stock outstanding on the Record Date held by approximately 4,000 beneficial owners.

Q:
What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:    Most Jones Lang LaSalle shareholders hold their shares through a broker or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

  Shareholder of Record

  If your shares are registered directly in your name with Jones Lang LaSalle's transfer agent, Mellon Investor Services, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the meeting. The Company has enclosed a proxy card for you to use.

  Beneficial Owner

  If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Annual Meeting.

  Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions to you on how to vote your shares.

Q:
How can I attend the Annual Meeting?

A:    You are entitled to attend the Annual Meeting only if you were a Jones Lang LaSalle shareholder as of the close of business on March 26, 2004 or you hold a valid proxy for the Annual Meeting. You should be prepared to present a photo identification for admittance. In addition, if you are a shareholder of record, your name will be verified against the list of shareholders of record on the record date prior to your being admitted to the Annual Meeting. If you are not a shareholder of record but hold shares through a broker or nominee (in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to March 26, 2004, a copy of the voting instruction card provided to you, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Annual Meeting.

Q:
How can I vote my shares in person at the Annual Meeting?

A:    Shares held in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:
How can I vote my shares without attending the Annual Meeting?

A:    Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. Shareholders can deliver their proxy by either (1) completing and submitting a properly signed proxy card or voting instruction card, (2) by telephone, or (3) electronically over the Internet. You will find instructions on the proxy card or voting instruction card.

Q:
May I change my vote or revoke my proxy?

A:    You may change your vote at any time prior to the vote at the Annual Meeting. If you are the shareholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation prior to your shares being voted, or by attending the Annual Meeting and voting in person. A written notice of revocation must be sent to our Corporate Secretary at the address of our principal executive office set forth above. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:
Who can help answer my questions?

A:    If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact Mellon Investor Services at +1 888 213 0965.

        If you need additional copies of this Proxy Statement or voting materials, please contact Mellon Investor Services at the number above or the Company at +1 312 228 2430.

Q:
How many shares must be present or represented to conduct business at the Annual Meeting?

A:    The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of shares of our Common Stock that are issued and outstanding and are entitled to vote must be present in person or represented by proxy.

Q:
What is the voting requirement to approve each of the proposals?

A:    Directors will be elected by a plurality of the votes cast at the Annual Meeting, which means that the two nominees receiving the highest number of votes will be elected. There is no cumulative voting for Directors. The affirmative vote of a majority of the total number of votes cast by holders of Common Stock entitled to vote at the Annual Meeting will be necessary to (1) ratify the appointment of KPMG LLP as our independent auditor for 2004, (2) approve the amendment to the Employee Stock Purchase Plan and (3) approve the shareholder proposal.

Q:
How are votes counted?

A:    Shares of Common Stock represented in person or by properly executed proxy will be counted for the purpose of determining whether a quorum is present at the Annual Meeting. Shares which abstain from voting as to a particular matter and broker non-votes (as defined below) will be treated as shares that are present at the Annual Meeting for purposes of determining whether a quorum exists, but will not be counted as votes cast on such matter. Accordingly, abstentions and broker non-votes will have no effect in determining whether director nominees have received the requisite number of affirmative votes. For all of the other matters on which votes will be cast, abstentions and broker non-votes will have no effect on the voting. A "broker non-vote" occurs when a broker does not vote on a matter on the proxy card because the broker does not have discretionary voting power for that particular matter and has not received voting instructions from the beneficial owner.

Q:
What happens if additional matters are presented at the Annual Meeting?

A:    Each valid proxy returned to Jones Lang LaSalle will be voted at the Annual Meeting as indicated on the proxy or, if no indication is made with respect to a proposal, in accordance with the recommendations of our Board of Directors as set forth in this Proxy Statement. We do not know of any matters to be presented at the Annual Meeting other than the proposals described in this Proxy Statement. However, if any other matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy intend to vote the shares represented by them in accordance with their best judgment pursuant to the discretionary authority granted them in the proxy.

Q:
Who will serve as inspector of elections?

A:    The inspector of elections will be a representative of Mellon Investor Services.

Q:
What should I do if I receive more than one set of voting materials?

A:    You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each Jones Lang LaSalle proxy card and voting instruction card that you receive.

Q:
Where can I find the voting results of the Annual Meeting?

A:    We intend to announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for our quarter ended June 30, 2004.

Q:
What is the deadline to propose actions for consideration at next year's Annual Meeting of Shareholders or to nominate individuals to serve as Directors?

A:    Shareholder proposals, including nominations for individuals to serve as directors, intended to be presented at the 2005 Annual Meeting and included in Jones Lang LaSalle's proxy statement and form of proxy relating to that Annual Meeting pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934 (the Exchange Act) must be received by Jones Lang LaSalle at our principal executive office by December 20, 2004. In order for shareholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by Jones Lang LaSalle at our principal executive office by March 4, 2005. Our Bylaws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted not later than February 25, 2005 and not earlier than January 27, 2005.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

        Our policies and practices reflect corporate governance initiatives that we believe comply with the listing requirements of the New York Stock Exchange (NYSE), on which our Common Stock is traded, the corporate governance requirements of the Sarbanes-Oxley Act of 2002 as currently in effect, various regulations issued by the Securities and Exchange Commission (SEC) and certain provisions of the General Corporation Law in the State of Maryland, where Jones Lang LaSalle is incorporated.

        We maintain a corporate governance section on our public website which includes key information about our corporate governance initiatives such as our Corporate Governance Guidelines, Charters for the three Committees of our Board of Directors, a Statement of Qualifications of Members of the Board of Directors and our Code of Business Ethics. The Board of Directors regularly reviews corporate governance developments and modifies our Guidelines and Charters as warranted. The corporate governance section can be found on our website at www.joneslanglasalle.com by clicking "Investor Relations" and then "Board of Directors and Corporate Governance."

Information about the Board of Directors and Corporate Governance

        The Board, which is elected by the shareholders, is the ultimate decision-making body of the Company, except with respect to those matters reserved to the shareholders either by applicable law, our Articles of Incorporation or our By-Laws. The Board elects the Chairman of the Board, the Chief Executive Officer and certain other members of the senior management team, which is charged with conducting the Company's business under the oversight of the Board to enhance the long-term value of the Company to the shareholders. The Board acts as an advisor and counselor to the Company's senior management and ultimately monitors its performance.

Director Independence

        A majority of our Board must consist of independent Directors. All of the members of the Audit, Compensation and Nominating and Governance Committees of our Board must be independent Directors. For a Director to be considered independent, the Board must determine that the Director does not have any direct or indirect material relationship with the Company. The Board observes all criteria for independence and experience established by the NYSE and by other governing laws and regulations. At least annually, the Board reviews any relationships that the Directors have with the Company in order to reaffirm their independence. All Directors whom we describe in this Proxy Statement as being independent satisfy the foregoing criteria.

The Board and Board Committees

        The full Board of Directors held five meetings in 2003. Each Director who held such position in 2003 attended, in aggregate, at least 75% of all meetings of the Board and of any Committee on which such Director served. Our Non-Executive Directors (meaning Directors whom we do not otherwise employ as Company officers) meet in executive session without management participation during every in-person Board meeting.

        Our Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. The following table identifies:

  (1)
  the current members of each of the Committees, all of whom are Non-Executive Directors and are independent;

  (2)
  the Director who currently serves as the Chair of each Committee; and

  (3)
  the number of meetings each Committee held during 2003.

Committee Membership and Meetings

Director Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Henri-Claude de Bettignies	x	x	x
Darryl Hartley-Leonard	x		x
Sir Derek Higgs	Chair	x	x
Sheila A. Penrose	x		Chair
Jackson P. Tai		x	x
Thomas C. Theobald		Chair	x
Number of Meetings	8	5	5

The Audit Committee

        Sir Derek Higgs (Chair), Messrs. de Bettignies and Hartley-Leonard and Ms. Penrose served as members of the Audit Committee during the entire year of 2003. Under the terms of its Charter, the Audit Committee acts on behalf of the Board to monitor (1) the integrity of the Company's financial statements, (2) the qualifications and independence of the Company's independent auditor, (3) the performance of the Company's internal audit function and of its independent auditor and (4) compliance by the Company with legal and regulatory requirements. In fulfilling its responsibilities, the Audit Committee has the full authority of the Board to, among other things:

•
appoint or replace the independent auditor, which reports directly to the Audit Committee;

•
review with management and the independent auditor the Company's quarterly financial statements, including disclosures made in management's discussion and analysis, prior to the filing of the Company's Quarterly Reports on Form 10-Q;

•
review with management and the independent auditor the Company's annual audited financial statements, including disclosures made in management's discussion and analysis, prior to the filing of the Company's Annual Report on Form 10-K;

•
discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies;

•
discuss with management and the independent auditor the Company's internal controls, disclosure controls and procedures and any major issues as to the adequacy of those controls and procedures and any special steps adopted in light of any material control deficiencies;

•
establish procedures for the treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•
discuss with management and advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and the Company's Code of Business Ethics.

        See also the report of the Audit Committee set forth in the section headed "Audit Committee Report" below under "Proposal 2."

        Our Board has determined that each of the members of our Audit Committee is "financially literate" and that at least one of the members has "accounting or related financial management expertise," in each case as required by the NYSE. While the Board has also determined that no individual member of the Audit Committee meets the specific technical definition of an "audit committee financial expert" under the regulations of the SEC, the Board believes that the members comprising the Audit Committee, who all have had distinguished careers within prominent and sophisticated international business or academic institutions, have the requisite attributes and abilities to allow them collectively to fulfill their responsibilities as Audit Committee members.

The Compensation Committee

        Messrs. Theobald (Chair), de Bettignies and Tai and Sir Derek Higgs served as members of the Compensation Committee during the entire year of 2003. Under the terms of its Charter, the Compensation Committee acts on behalf of the Board to formulate, evaluate and approve the compensation of the Company's executive officers and key employees and to oversee all compensation programs involving the use of the Company's Common Stock. In fulfilling its responsibilities, the Compensation Committee has the full authority of the Board to, among other things:

•
annually review and approve corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer, evaluate the Chief Executive Officer's performance in light of those goals and objectives and determine his or her compensation levels based on such evaluation;

•
annually review and approve the compensation of the other executive officers of the Company;

•
review and approve any employment contracts, severance arrangements and other agreements (including any change of control provisions that are included) for executive officers of the Company and the overall programs under which any such arrangements may be offered to other employees of the Company;

•
approve cash incentives and deferred compensation plans for executives and oversee performance objectives and funding for executive incentive plans; and

•
approve and oversee compensation programs involving the use of the Company's Common Stock and, where required, submit equity compensation matters to the Company's shareholders.

        See also the report of the Compensation Committee set forth in the section headed "Compensation Committee Report" below under "Proposal 1."

        Compensation Committee Interlocks and Insider Participation in Compensation Decisions. There are no Compensation Committee interlocks or insider participation on the Compensation Committee. Certain executive officers have and will attend meetings of the Compensation Committee in order to present information and answer questions of the members of the Compensation Committee.

The Nominating and Governance Committee

        Through our 2003 Annual Meeting, the Nominating and Governance Committee consisted of Messrs. de Bettignies (Chair), Hartley-Leonard, Tai and Ms. Penrose. After our 2003 Annual Meeting, the Committee decided that it should be comprised of all of our Non-Executive Directors and was expanded to include Ms. Penrose (Chair), Sir Derek Higgs and Messrs. de Bettignies, Hartley-Leonard, Tai and Theobald. Under the terms of its Charter, the Nominating and Governance Committee acts on behalf of the Board to (1) identify and recommend to the Board qualified candidates for director nominees for each Annual Meeting of Shareholders and to fill vacancies on the Board occurring between such Annual Meetings, (2) recommend to the Board nominees for Directors to serve on each Committee of the Board, (3) develop and recommend to the Board corporate governance guidelines and (4) lead the Board in its annual review of the Board's performance. In fulfilling its duties, the Nominating and Governance Committee has the full authority of the Board to, among other things:

•
Adopt and periodically review the criteria for the selection of Directors and members of Board Committees and, when necessary, conduct searches for and otherwise aid in attracting highly qualified candidates to serve on the Board, including candidates recommended by shareholders;

•
Review the qualifications of new candidates for Board membership and the performance of incumbent Directors whose terms are to expire at the next Annual Meeting of Shareholders;

•
Periodically review the compensation paid to non-Executive Directors for their services as members of the Board and its Committees and make recommendations to the Board for any appropriate adjustments;

•
Periodically review and bring to the attention of the Board current and emerging trends in corporate governance issues and how they may affect the business operations of the Company;

•
Periodically review the structure, size, composition and operation of the Board and each Committee of the Board and recommend committee assignments to the Board, including rotation, re-assignment or removal of any committee member; and

•
Oversee and periodically review the orientation program for new Directors and continuing education programs for existing Directors.

Nominations Process for Directors

  Identifying and Evaluating Nominees for Directors

        The Nominating and Governance Committee employs a variety of methods to identify and evaluate nominees for Director. The Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Committee would consider various potential candidates for Director. Candidates may come to the attention of the Committee through then current Board members, Company executives, shareholders, professional search firms or other persons. The candidates would be evaluated at regular or special meetings of the Committee and may be considered at any point during the year depending upon the circumstances. As described below, the Committee will consider properly submitted shareholder nominations for candidates for election to the Board at an Annual Meeting. Following verification of the shareholder status of the persons proposing candidates, recommendations would be aggregated and considered by the Committee at a regularly scheduled meeting which would generally be the first or second meeting prior to the issuance of a proxy statement for the subsequent Annual Meeting. If any materials are provided by a shareholder in connection with the nomination of a Director candidate, they will be forwarded to the Committee. The Committee would also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. If the Committee nominated a candidate proposed by a professional search firm, the Committee would expect to compensate the firm for its services, but the Board would not pay any compensation for suggestions of candidates from any other source.

  Director Qualifications

        Our Board has adopted a Statement of Qualifications of Members of the Board of Directors, which is available on our website and contains the membership criteria that apply to nominees to be recommended by the Nominating and Governance Committee. According to these criteria, the Board should be composed of individuals who have demonstrated notable or significant achievements in business, education or public service. In addition, the members of the Board should possess the acumen, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to the deliberations of the Board. Importantly, the members of the Board must have the highest ethical standards, a strong sense of professionalism and a dedication to serving the interests of all the shareholders and be able to make themselves readily available to the Board in the fulfillment of their duties. All members of the Board must also satisfy all additional criteria for Board membership that may be set forth in the Company's Corporate Governance Guidelines. The criteria also set forth the particular attributes that the Committee should consider when evaluating a candidate's management and leadership experience, the skills and diversity that a candidate would contribute to the Board and the candidate's integrity and professionalism.

  Shareholder Nominees

        The Nominating and Governance Committee will consider properly submitted nominations for candidates for membership on the Board as described above. Any shareholder nominations proposed for consideration by the Committee should include the nominee's name and qualifications for Board membership and should be addressed to our Corporate Secretary at the address of our principal executive office set forth above. Consistent with the deadline for submission of shareholder proposals generally, nominations for individuals to be considered for election at the 2005 Annual Meeting must be received by the Corporate Secretary at our principal executive office by no later than December 20, 2004.

Director Compensation

        Under its Charter, our Nominating and Governance Committee is responsible for determining and recommending to the Board the overall compensation program for our Non-Executive Directors. In 2003, consistent with the program that the Committee had established, each Non-Executive Director received an annual retainer of $40,000, paid quarterly, and $3,500 for attendance at each meeting ($1,000 for telephonic meetings) of the Board, and $1,500 per meeting ($1,000 for telephonic meetings) for each Committee meeting, plus a grant of options to purchase 5,000 shares of Common Stock. In addition, the Chair of the Audit Committee received an annual retainer of $10,000 and the Chair of each of the Compensation and the Nominating and Governance Committees received an annual retainer of $5,000. Directors who are also officers or employees of Jones Lang LaSalle are not paid any Directors' fees. Jones Lang LaSalle reimburses all Directors for expenses incurred in attending meetings.

        Through 2003, each Non-Executive Director elected to the Board for the first time received upon such election an initial grant of options to purchase 5,000 shares of Common Stock at fair market value on the date of grant. In addition, as indicated above, each Non-Executive Director has received an annual grant of options to purchase 5,000 shares on the day after each Annual Meeting of Shareholders after which the Non-Executive Director continued in office. All of the foregoing options have a 10-year term and vest over a 5-year period, with 20% becoming vested on each anniversary of the date of grant. The foregoing grants of options are made automatically under our Stock Incentive Plan (as defined and discussed below). Through calendar year 2002, a Non-Executive Director could also elect, under the terms of the Stock Incentive Plan, to receive, in lieu of the annual cash retainer, an option for a number of shares such that the value of the option was equal to the amount of the annual retainer. The Stock Incentive Plan provided that the value of these options was 33% of the exercise price for options issued with respect to 1999, 2000, 2001 and 2002. For options issued with respect to 1999 and years thereafter, the exercise price was equal to the average closing prices of our Common Stock on the last trading day of each calendar quarter during the year. Such stock options were granted on January 1 of the year following the year in which the retainer was earned, were fully vested upon grant and have 10-year terms.

        Beginning with calendar year 2003, pursuant to the terms of the Stock Incentive Plan, Non-Executive Directors were permitted to elect to receive shares of our Common Stock in lieu of any or all of their annual cash retainer, on a quarterly basis, based on the closing price of our Common Stock on the last trading day of each quarter. In addition, the Non-Executive Directors may elect to defer receipt of such shares for specified periods and, consistent with our Stock Ownership Program described below, any shares so deferred will be increased by the Company by 25%.

        The Nominating and Governance Committee has determined that, beginning with the Annual Meeting of Shareholders in 2004, Non-Executive Directors will no longer receive an annual grant of options as part of their compensation program, but will instead receive an annual grant of restricted stock in an amount equal to $50,000 (with the number of shares determined based on the closing price of the stock on the grant date), to become vested on the fifth anniversary of the date of grant. A new Director will also receive this grant upon being elected to the Board for the first time.

PROPOSAL 1

ELECTION OF DIRECTORS

        Jones Lang LaSalle's Articles of Incorporation provide for our Board to be divided into three classes, as nearly equal in number as possible, serving staggered three-year terms. In September 2002, the Board reduced its size to nine members and established a Board consisting of a majority of Non-Executive Directors.

        The Board currently consists of three Class I Directors (Messrs. de Bettignies, Hartley-Leonard and Roberts), two Class II Directors (Ms. Penrose and Mr. Tai) and three Class III Directors (Messrs. Scott and Theobald and Sir Derek Higgs). Christopher A. Peacock, who previously was a Class II Director and the Company's President and Chief Executive Officer, resigned from all of such positions on January 7, 2004. At that time, Stuart L. Scott, who is the Chairman of the Board, was named as the Company's interim President and Chief Executive Officer while a search is conducted for a successor, whom we would expect to elect to the Board to fill the Class II position that is now vacant.

        Our Class I Directors are standing for re-election at our 2004 Annual Meeting. Consistent with the Board's determination that each of the leaders of our four business segments should focus his or her efforts on managing those businesses without having additional obligations as a member of the Board, our Nominating and Governance Committee has determined that Mr. Roberts will not stand for re-election at our 2004 Annual Meeting. The vacancy that will be created as a result will remain unfilled until a new chief executive officer has been selected and has the opportunity to participate in the process of further deliberation regarding the disposition of the vacancy. Accordingly, our two remaining Class I Directors, Henri-Claude de Bettignies and Darryl Hartley-Leonard, have been nominated for re-election at our 2004 Annual Meeting. Biographical information for each of the nominees is set forth below under the caption "Directors and Executive Officers." The Class I Directors will serve three-year terms until the Jones Lang LaSalle's Annual Meeting of Shareholders in 2007 and until their successors are elected and qualify, or until their earlier death, resignation, retirement, disqualification or removal.

        The Board recommends you vote FOR the election of each of the two nominees listed below:

Nominees

Class I (term expiring in 2007)

Henri-Claude de Bettignies
Darryl Hartley-Leonard

        Each valid proxy returned to Jones Lang LaSalle will be voted at the Annual Meeting for the two nominees listed above unless the proxy specifies otherwise. Proxies may not be voted for more than two nominees for Director. While the Board does not anticipate that either of the nominees will be unable to stand for election as a Director at the Annual Meeting, if that is the case, proxies will be voted in favor of such other person or persons as our Board may designate.

        The terms of our Class I Directors, Class II Directors and Class III Directors will expire upon the election and qualification of successor Directors at the Annual Meetings of Shareholders held during the calendar years 2007, 2005 and 2006, respectively.

DIRECTORS AND EXECUTIVE OFFICERS

        The following biographical summaries provide information about each of our current (1) Non-Executive Directors, including the two nominees standing for election at the 2004 Annual Meeting, (2) Directors who are also Executive Officers and (3) additional Executive Officers.

Non-Executive Directors
(Including the Director Nominees)

        Henri-Claude de Bettignies.    Professor de Bettignies, 65, has been a Director of Jones Lang LaSalle since March 1999. Professor de Bettignies joined the European Institute of Business Administration, Fontainebleau, France (INSEAD) in 1967 as an Assistant Professor and became a Full Professor in 1975. Since 1988, he has held a joint professorship at the Stanford University Graduate School of Business. Professor de Bettignies started and developed INSEAD's activities in Japan and the Asia Pacific region, which led to the creation in 1980 of the Euro-Asia Centre of which he was the Director General until 1988. At INSEAD and Stanford, he teaches courses on international management, ethics and the Japan and the Asia Pacific region. He has created and directs several executive programs organized in Asia and Europe, including AVIRA, a program for chief executive officers held in Europe, the United States and Asia. He serves as a consultant to a number of major organizations and has published five books and over 50 articles in business and professional journals. He is a member of the Asian Academy of Management and serves on the Editorial Board of a number of Journals, including The New Academic Review (New York), The Journal of Asian Business (Ann Arbor), Asian Academy of Management Journal (Penang), Ethica (Asti), The Revue Française de Gestion (Paris) and The Thunderbird International Business Review (New York). Professor de Bettignies was educated at the Sorbonne (Licence es Lettres), the Catholic University of Paris (EPP) and the Harvard Business School (ITP).

        Darryl Hartley-Leonard.    Mr. Hartley-Leonard, 58, has been a Director of Jones Lang LaSalle since July 1997. He is Chairman and Chief Executive Officer of PGI, Inc., an event and communication agency. Mr. Hartley-Leonard retired as Chairman of the Board of Hyatt Hotels Corporation (Hyatt), an international owner and manager of hotels, after a 32-year career with Hyatt. From 1994 to 1996, he served as Chairman of the Board of Directors of Hyatt, and from 1986 to 1994, he served as Chief Executive Officer and Chief Operating Officer of Hyatt. Mr. Hartley-Leonard also serves on the board of directors of LaSalle Hotel Properties, a real estate investment trust. Mr. Hartley-Leonard holds a B.A. from Blackpool Lancashire College of Lancaster University and an honorary doctorate of business administration from Johnson and Wales University.

        Sir Derek Higgs.    Sir Derek, 60, has been a Director of Jones Lang LaSalle since March 1999. He was Chairman of Prudential Portfolio Managers Limited, a fund manager, and a Director of Prudential plc, a financial services company, from January 1996 to December 2000, and prior to that he was employed by S.G. Warburg & Co. Ltd., an investment bank, from 1972 until 1996, serving as a Director beginning in 1979, Head of Global Corporate Finance beginning in 1986 and Chairman beginning in 1994. Sir Derek is a member of the Financial Reporting Council of the UK. He is Chairman of Partnerships UK plc, an advisor on public-private partnerships for the delivery of public services, Deputy Chairman of The British Land Company PLC, a property company, and a Director of Allied Irish Banks, p.l.c., a banking organization, and Egg plc, an internet bank. Sir Derek is also a senior advisor to UBS Investment Bank. He is a member of the Institute of Chartered Accountants in England and Wales and holds a Bachelor of Arts degree from the University of Bristol. In January 2004, he was knighted by the Queen of England for his services to corporate governance and finance.

        Sheila A. Penrose.    Ms. Penrose, 58, has been a Director of Jones Lang LaSalle since May 2002. She has served as the President of The Penrose Group, a provider of strategic advisory services, since September 2000, when she retired from Northern Trust Corporation, a bank holding company and a global provider of personal and institutional financial services, after more than 23 years of service. While at Northern Trust, Ms. Penrose served as President of Corporate and Institutional Services and as a member of the Management Committee. Ms. Penrose is a member of the board of directors of eFunds Corporation, a provider of integrated information and payment solutions, and Datacard Group, a supplier of systems for card programs and identity solutions, and is an Executive Advisor to the Boston Consulting Group. She received a Bachelors degree from the University of Birmingham in England and a Masters degree from the London School of Economics. She also attended the Executive Program of the Stanford Graduate School of Business.

        Jackson P. Tai.    Mr. Tai, 53, has been a Director of Jones Lang LaSalle since May 2002. Mr. Tai is Vice Chairman and Chief Executive Officer of both DBS Group Holdings and DBS Bank, a banking organization headquartered in Singapore, and Chairman of the DBS Group Holdings Management Committee. Mr. Tai joined DBS as Chief Financial Officer in July 1999 and was President and Chief Operating Officer of DBS Bank from January 2001 to June 2002. Prior to joining DBS Bank, Mr. Tai was a Managing Director in J.P. Morgan & Co.'s Investment Banking Division. Mr. Tai joined J.P. Morgan in 1974 and held various managerial positions, including that of senior officer for Asia Pacific, based in Tokyo, and senior officer for the Western United States, based in San Francisco. He currently serves on the boards of directors of Singapore Telecommunications and Capitaland, a listed property company headquartered in Singapore. Mr. Tai received a Bachelor of Science from Rensselaer Polytechnic Institute in 1972 and an M.B.A. from Harvard Business School in 1974.

        Thomas C. Theobald.    Mr. Theobald, 66, has been a Director of Jones Lang LaSalle since July 1997. Mr. Theobald has served as a Managing Director at William Blair Capital Partners since September 1994. From July 1987 to August 1994, Mr. Theobald was Chairman of Continental Bank Corporation. He currently is Chairman of the board of directors of Columbia Funds, a mutual fund complex, and serves on the boards of directors of Anixter International, a supplier of electrical apparatus and equipment, the MONY Group, a life insurance company, Ventas Inc., a health-care real estate investment trust, RIGF Liquidating Trust, a private real estate portfolio, and the MacArthur Foundation. Mr. Theobald holds an A.B. from the College of the Holy Cross and an M.B.A. from Harvard Business School.

Current Directors Who Are Also Executive Officers

        Peter C. Roberts.    Mr. Roberts, 43, has been the Chief Executive Officer of our Americas operating segment since January 2003 and a member of the Jones Lang LaSalle Board of Directors since December 2001. He is currently a member of our Global Executive Committee. Mr. Roberts was the Chief Operating Officer of Jones Lang LaSalle from January 2002 through December 2002 and he served as Chief Financial Officer from January 2001 through December 2001. Prior to that he served as Managing Director of Jones Lang LaSalle's Tenant Representation Group in North America since December 1996 and then in March 1999 also became that group's Co-President. Mr. Roberts joined the Tenant Representation Group in June 1993 as Vice President and thereafter held the positions of Senior Vice President, Executive Vice President and then Managing Director. He joined Jones Lang LaSalle in 1986. Prior to that, Mr. Roberts worked within the Aerospace and Defense Contractor Group at Morgan Guaranty Trust Company of New York. Mr. Roberts is a member of the board of directors of Corus Bankshares, Inc., a commercial banking institution. He received an A.B. degree from Dartmouth College and an M.B.A. from Harvard Business School.

        Stuart L. Scott.    Mr. Scott, 65, has been the President and Chief Executive Officer of Jones Lang LaSalle since January 2004 and the Chairman of the Board of Directors of the Company since its incorporation in April 1997. He is currently the Chairman of our Global Executive Committee. Mr. Scott was Chief Executive Officer of the Company from April 1997 through December 2001. Previously, he was Chief Executive Officer of LaSalle Partners Limited Partnership and LaSalle Partners Management Limited Partnership (the Predecessor Partnerships) from December 1992 until 1997. From January 1990 through December 1992 he was Co-Chairman and Co-Chief Executive Officer of the Predecessor Partnerships and prior to December 1992, Mr. Scott was President of the Predecessor Partnerships for more than 15 years. Mr. Scott originally joined Jones Lang LaSalle in 1973. He is a member of the boards of directors of Hartmarx Corporation, a clothing manufacturing company, and LaSalle Hotel Properties, a real estate investment trust. He holds a B.A. from Hamilton College and a J.D. from Northwestern University.

Other Executive Officers

        Peter A. Barge.    Mr. Barge, 53, has been the Chief Executive Officer of our Asia Pacific operating segment since January 2003. He is currently a member of our Global Executive Committee. Since December 2002, he has also served as Chairman of Jones Lang LaSalle Hotels. He was Chief Executive Officer of Jones Lang LaSalle Hotels from March 1999 to December 2002 and Chief Executive Officer of our Corporate Solutions business in the Americas from January 2001 through December 2002. Previously, Mr. Barge was Chief Executive Officer of JLW TransAct, the hotel business of Jones Lang Wootton. Mr. Barge had also held various positions with that company, which was known as TransAct Hotel & Tourism Property Limited before it was acquired by Jones Lang Wootton. Before that, Mr. Barge served as "Lecturer in Charge" of all hotel and tourism programs at Australia's pre-eminent school of Food and Hotel Administration in Adelaide, South Australia, and worked in hotel management and tourism consulting.

        Margaret A. Kelly.    Ms. Kelly, 46, has been Chief Marketing and Communications Officer of the Company since March 1999. Previously, Ms. Kelly was Director of Marketing and Communications for LaSalle Partners. During Ms. Kelly's career with our firm, she has served as Director of Corporate Marketing from 1994 to 1999, Director of Property Marketing from 1992 to 1994 and Director of the West Coast division of Property Marketing from 1990 to 1992. Ms. Kelly earned her B.A. from Drake University.

        Lauralee E. Martin.    Ms. Martin, 53, has been Executive Vice President and Chief Financial Officer of Jones Lang LaSalle since January 2002. She is currently a member of our Global Executive Committee. Prior to that she served as Executive Vice President and Chief Financial Officer of Heller Financial, Inc., a commercial finance company, from May 1996 to November 2001. Ms. Martin had previously held the positions of Senior Group President, responsible for Heller Financial's Real Estate, Equipment Financing, and Small Business Lending groups, and President of its Real Estate group. She was a member of the board of directors of Heller Financial from May 1991 to July 1998. Ms. Martin has been a member of the board of directors of KeyCorp, a bank holding company, since December 2003 and a member of the board of directors of Gables Residential Trust, a real estate investment trust, since January 1994. Prior to joining Heller Financial in 1986, Ms. Martin held certain senior management positions with General Electric Credit Corporation. She holds a B.A. from Oregon State University and an M.B.A. from the University of Connecticut.

        Mark J. Ohringer.    Mr. Ohringer, 45, has been Executive Vice President, General Counsel and Secretary of Jones Lang LaSalle since April 2003. From April 2002 through March 2003, he served as Senior Vice President, General Counsel and Secretary of Kemper Insurance Group, Inc., an insurance holding company. Prior to that, Mr. Ohringer served as General Counsel and Secretary of Heller Financial, Inc., a commercial finance company, since September 2000. He previously served as Chief

Corporate Counsel and Deputy General Counsel of Heller Financial from March 1999 to September 2000, Associate General Counsel from March 1996 to March 1999, and Senior Counsel from December 1993 to February 1996. Prior to joining Heller, Mr. Ohringer was a Partner at the law firm of Winston & Strawn. Mr. Ohringer has a B.A. in Economics from Yale University and a J.D. from Stanford Law School.

        Robert S. Orr.    Mr. Orr, 44, has been Chief Executive Officer for our European operating segment since March 1999. He is currently a member of our Global Executive Committee. Mr. Orr was a member of the Board of Directors of Jones Lang LaSalle from May 2001 to September 2002. From January 1998 to March 1999, Mr. Orr was European Chief Executive of Jones Lang Wootton. From 1991 to 1998, he served as Country Manager for Jones Lang Wootton's operations in Germany. Mr. Orr joined Jones Lang Wootton in 1980 and held a number of positions with them in Europe. Mr. Orr has a Bachelor in Science (BSc.) in Estate Management from Oxford Polytechnic.

        Nazneen Razi.    Ms. Razi, 51, has been Executive Vice President and Chief Human Resources Officer of the Company since February 2004. From November 2000 to January 2004, Ms. Razi was Executive Vice President, Chief Administrative Officer of Comdisco, a provider of technology services, where she had responsibility for human resources worldwide. Comdisco filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in July, 2001 and emerged from bankruptcy under a confirmed plan of reorganization in August, 2002. Prior to Comdisco, Ms. Razi held various positions within CNA Insurance Companies, including senior vice president and senior human resources officer for CNA Risk Management. Ms. Razi holds bachelor degrees in political science, history and English literature from St. Francis College, India, a masters degree in English literature from Osmania University, India, and an M.B.A. in operational management and organizational behavior and a Ph.D. in Organizational Development from Benedictine University, Illinois.

        Lynn C. Thurber.    Ms. Thurber, 57, has been the Chief Executive Officer of LaSalle Investment Management, Jones Lang LaSalle's investment management business, since March 2000, and from March 1999 until March 2000 she was the Co-Chief Executive Officer of LaSalle Investment Management. She is currently a member of our Global Executive Committee. She was a member of the Board of Directors of Jones Lang LaSalle from its incorporation until March 1999 and then again from May 2000 to September 2002. From April 1997 until March 1999, she was Co-President of LaSalle Advisors Capital Management, Inc. (now known as LaSalle Investment Management), an operating subsidiary of Jones Lang LaSalle. Ms. Thurber was a Managing Director and Co-President of LaSalle Advisors Limited Partnership from November 1994 until 1997. Prior to that, she was Chief Executive Officer of Alex Brown Kleinwort Benson Realty Advisors Corporation (ABKB) from May 1993 to November 1994, at which time its assets were acquired by Jones Lang LaSalle. From July 1992 to May 1993, Ms. Thurber served as Chief Operating Officer and Director of Acquisitions of ABKB. Prior to that time, Ms. Thurber was a Principal at Morgan Stanley & Co. Incorporated. She holds an A.B. degree from Wellesley College and an M.B.A. from Harvard Business School.

        Nicholas J. Willmott.    Mr. Willmott, 43, has been Executive Vice President since January 2001 and Global Controller of Jones Lang LaSalle since December 1999. He was a Senior Vice President of the Company from December 1999 through December 2000. Prior to joining Jones Lang LaSalle, Mr. Willmott worked for Pepsi-Cola International, the international beverages division of PepsiCo, Inc., serving as Assistant Controller, International Field Support, from January 1997 to December 1999, Division Controller, Europe Beverages Division, from July 1995 to December 1996 and Field Services Manager, Eastern Europe from October 1993 to June 1995. From 1982 to 1993, Mr. Willmott worked for the accounting firm of Price Waterhouse, first in England for six years and then in the United States for five years. He holds a B.A. in accounting and financial management from the University of Sheffield and is a member of the Institute of Chartered Accountants in England and Wales.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

        The Compensation Committee is responsible for the oversight of executive compensation and Jones Lang LaSalle's compensation programs, including those with respect to stock ownership.

        We believe that our employee compensation system is unusual in the real estate industry in many parts of the world, including the United States. Our system is designed to reward the strengthening of existing client relationships, securing new client relationships, client satisfaction and teamwork, as well as to foster employee commitment and align employee and shareholder interests. Toward this end, we generally compensate our real estate professionals and managers with salary, bonus and stock ownership programs, rather than primarily on a commission basis as we believe is typical for other real estate firms in the United States and other parts of the world.

  Annual Cash Compensation Programs.

        Our executive officers are assigned target annual compensation consisting of a base salary and target bonus. The Compensation Committee approved the executive officers' 2003 base salaries during the first quarter of 2003. Their bonuses paid in 2004 and reported in this Proxy Statement as compensation earned in respect of 2003 were based on target bonuses that were established during the first quarter of 2003. Target bonus levels for executive officers are set to provide compensation levels which, together with their base salaries, are sufficiently competitive to attract and retain high caliber executives.

        As set forth below under "Management Incentive Plan," the payment of an employee's bonus in a particular year is based upon an evaluation of performance against specific performance objectives set in the beginning of each prior year. These performance objectives include both objective and subjective criteria and vary from employee to employee. All of our executive officers have their performance objectives established as part of our Individual Performance Management Program, in which substantially all of our employees participate on an annual basis. For executive officers with primarily global firm responsibilities, including Mr. Peacock, who served as our President and Chief Executive Officer for all of 2003, and Ms. Martin, our Chief Financial Officer, performance objectives relate to overall firm performance and fell principally into the categories of (1) meeting assigned financial targets, (2) contributing to the growth of the Company and (3) providing superior employee management. Each executive officer that leads one of our regional or global business segments, including Ms. Thurber, Mr. Roberts, Mr. Orr and Mr. Barge, is principally measured against these categories, including also providing superior client service and developing new business opportunities, insofar as they apply to the particular business for which such executive officer was responsible. Those business segment executives who are also members of our Global Executive Committee, which is our senior-most executive management committee currently consisting of our Global Chief Executive Officer, Global Chief Financial Officer and the Chief Executive Officers of our Americas, Europe, Asia-Pacific and LaSalle Investment Management business segments, also have an overall global performance objective as a component of their target bonus.

        The performance objectives on which bonuses were paid in 2004 relating to the overall 2003 financial performance of Jones Lang LaSalle were measured on achievement of the earnings per share target for the 2003 calendar year and, with respect to Mr. Peacock and Ms. Martin, development of a business plan for the 2004 calendar year that supported the Company's growth strategy. Those other executive officers who were evaluated on the financial performance of their regional or global business units were measured principally on achievement of the financial plans for those units. Individualized performance objectives concentrated on key matters upon which the particular executive officer was to focus and were set based upon identified goals for Jones Lang LaSalle as a whole, as well as identified goals for particular business units or groups of business units. The Compensation Committee has encouraged management to set performance objectives, to the extent possible, in a manner which allows objective measurement of performance, including by setting quantitative standards where appropriate.

        The determination of Mr. Peacock's compensation by the Compensation Committee is explained below under "Compensation of Chief Executive Officer." With respect to the base salaries that were established and paid during 2003, Mr. Peacock reviewed the performance of the relevant executive officers, including the other Named Executive Officers, and presented his evaluation and the resulting compensation recommendations to the Compensation Committee. The Compensation Committee reviewed these evaluations and recommendations, discussed them with Mr. Peacock and determined base compensation early in 2003. With respect to the determination of the bonuses paid in 2004 and related to 2003 performance, Mr. Scott reviewed the performance of each of the Named Executive Officers, determined bonus levels based upon his evaluation of performance against objectives and presented these to the Compensation Committee. The Compensation Committee reviewed these evaluations and recommendations, discussed them with Mr. Scott and determined the bonus payments that are reported in this Proxy Statement. In connection with its approval process, the Compensation Committee also met in executive session without Mr. Scott being present.

  Stock Plans and Long-Term Compensation Programs.

        We have various equity and other incentive plans and programs that are designed to align the interests of our employees, and particularly our executives, with the interests of our shareholders and to serve as longer-term retention vehicles for our people. Our plans and programs are described in more detail below under "Summary of Plans, Programs and Agreements."

        Our executive officers, as well as other management employees, are eligible to receive equity-based awards under our Stock Incentive Plan (as defined and discussed below). Prior to 2003, we principally used stock options as our equity compensation vehicle, but in 2003, consistent with evolving best-practices we observed at other firms generally, we decided to use restricted stock grants as our principal equity compensation method. Half of the shares of restricted stock that were granted to executive officers in 2003 vest three years from the date of grant and the remaining half vest five years from the date of grant. Ongoing awards under the Stock Incentive Plan are expected to be made annually, with the Compensation Committee and senior management to decide how such awards will be allocated among our people.

        Programs such as the Co-Investment Plan and the LIM Co-Investment Program (both as defined and discussed below) are intended to provide more targeted performance and/or retention incentives to specific groups of key employees where particular line-of-sight attributes are deemed the best use of compensation resources.

        The Stock Purchase Plan, the Stock Ownership Program and the UK Share Plan (all as defined and described below) also provide certain executive officers, as well as other employees, a means for accumulating Jones Lang LaSalle Common Stock. The Stock Purchase Plan provides employees in the United States with a means to purchase stock at a 15% discount through regular payroll deductions. Under the Stock Ownership Program, executive officers and officers at certain other levels receive a portion of their bonuses in restricted stock units that vest equally over 18 and 30 month periods. The UK Share Plan provides employees in the UK with an option to purchase stock at a 15% discount through regular payroll deductions. The opportunity to offer employees stock purchase plans differs from country to country depending on the tax laws of that country. The Company regularly evaluates additional opportunities to establish similar plans.

  Compensation of Chief Executive Officer.

        As with the other executive officers, the Compensation Committee established Mr. Peacock's 2003 base compensation at the beginning of that year and determined the bonus paid to him in 2004 based on targets established at the beginning of 2003 with respect to the firm's performance during 2003. Target bonus constituted 60% of Mr. Peacock's target compensation for the year. Mr. Peacock's performance objectives relating to the financial performance of Jones Lang LaSalle were measured against achievement of an internal earnings per share target for 2003 and development of a 2004 business plan that supported the firm's growth strategy. Mr. Peacock's individualized objectives involved providing superior employee management and contributing to the growth of the Company. During 2003, Mr. Peacock provided the Compensation Committee with written information regarding his performance objectives and discussed this information with the Compensation Committee. In 2004, Mr. Scott assisted the Committee in evaluating Mr. Peacock's performance against his objectives.

        Based upon its evaluation of Mr. Peacock's overall performance on the various objectives, the Compensation Committee determined Mr. Peacock's base salary for 2003 and the portion of Mr. Peacock's target bonus to be paid to him during 2004 in respect of 2003 performance. While the Company's financial performance year-over-year improved significantly from 2002 to 2003, with GAAP earnings increasing from $0.85 per share to $1.12 per share and continued strong cash flow and debt reduction, certain internal performance targets and objectives we established for Mr. Peacock were not entirely achieved. Accordingly, Mr. Peacock's base compensation of $400,000 was not increased year-over-year and the bonus he was paid in 2004 of $450,000 represented 75% of the original target amount.

        Under an agreement executed in 2004 that is anticipated to be separately filed with the SEC with the Company's Form 10-Q for the quarter ended March 31, 2004, the Company has established Mr. Scott's base compensation as interim President and Chief Executive Officer as well as certain performance objectives against which the Compensation Committee will consider payment of a target bonus in 2005.

  Certain Tax Matters.

        United States tax laws limit the deduction a publicly held corporation is allowed for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance compensation, cannot be deducted. Jones Lang LaSalle considers ways to maximize the deductibility of executive compensation but reserves the right to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent. As a result, some portion of executive compensation paid to an executive officer whose compensation is subject to the deduction limits described above may not be deductible by Jones Lang LaSalle in the United States.

Compensation Committee

Thomas C. Theobald (Chair)
Henri-Claude de Bettignies
Sir Derek Higgs
Jackson P. Tai

Compensation Tables

        The following tables and footnotes set forth information regarding the cash and other forms of compensation we paid in respect of performance during 2003, 2002 and 2001 to Mr. Christopher A. Peacock, who served as our President and Chief Executive Officer for all of 2003 prior to his resignation from those positions with the Company in January, 2004, and the other four most highly compensated executive officers of Jones Lang LaSalle (the Named Executive Officers) during 2003. Descriptions of the Company-sponsored plans under which such compensation was paid are provided following the tables in "Summary of Plans, Programs and Agreements."

Summary Compensation Table

		Annual Compensation		Long-Term Compensation
Awards
	Year	Salary	Bonus(3)	Restricted Stock Awards(4)	Securities Underlying Options	All Other Compensation(5)
Christopher A. Peacock(1) President and Chief Executive Officer	2003 2002 2001	$400,000 $400,000 $400,000	$450,000 $360,000 $216,000	$130,000 $112,500 $67,500	0 12,500 17,500	$26,677 $24,077 $22,189
Lauralee E. Martin(2) Chief Financial Officer	2003 2002 2001	$340,000 $340,000 $0	$240,000 $147,200 $0	$205,000 $46,000 $0	0 32,500 0	$6,692 $0 $0
Peter C. Roberts Chief Executive Officer, Americas	2003 2002 2001	$330,000 $330,000 $260,000	$670,000 $280,000 $163,200	$97,500 $87,500 $51,000	0 10,000 15,000	$367,588 $300,897 $51,351
Lynn C. Thurber Chief Executive Officer, LaSalle Investment Management	2003 2002 2001	$310,000 $310,000 $310,000	$527,887 $424,000 $232,000	$222,637 $132,500 $72,500	0 5,000 0	$6,581 $2,750 $83,582
Peter A. Barge Chief Executive Officer, Asia Pacific	2003 2002 2001	$250,000 $250,000 $250,000	$338,855 $212,000 $168,000	$203,392 $66,250 $52,500	0 9,000 0	$146,250 $92,731 $51,160

(1)	Mr. Peacock served as President, Chief Executive Officer and a Director of the Company for all of 2003 prior to his resignation from all of such positions in January, 2004. Additional information is provided below under "Employment Agreement with Mr. Peacock."
(2)	Ms. Martin joined Jones Lang LaSalle in January 2002 and did not receive any compensation from the Company prior to such date.
(3)	(a) Consistent with previous years' disclosure, the bonus amounts shown for 2003 were paid in 2004 and relate to the achievement of performance objectives previously established for 2003.

(b) From the total amount of his bonus shown in the table for 2003, Mr. Roberts elected to defer $53,600 under the Company's Deferred Compensation Plan established for certain employees in the United States and described in more detail below under "Summary of Plans, Programs and Agreements."

(c) A portion of Ms. Thurber's bonus payment showed in this column, $83,877, was earned as part of the LaSalle Investment Management Long-Term Incentive Compensation Program described in more detail below under "Summary of Plans, Programs and Agreements." Of the foregoing amount, half was paid in cash during 2004 and the other half will vest and be paid in cash 12 months after the grant provided Ms. Thurber has not voluntarily terminated her employment with the Company prior to that time.
(4)
(a) The Named Executive Officers, along with certain other officers, received a portion of their 2003, 2002 and 2001 bonuses in the form of deferred shares under our Stock Ownership Program described below, except as indicated. The portion of the bonus paid in deferred shares under the Stock Ownership Program is not included in the dollar value under Bonus, but the value (under the terms of the Program, based on the closing price for the first business day of the calendar year in which the bonus is paid) of the deferred shares received is included in the table under Restricted Stock Award(s). The number of deferred shares received by each of the Named Executive Officers in 2003, 2002 and 2001, respectively, is as follows:
	Number of SOP Shares
Name	2003	2002	2001
Christopher A. Peacock	0	7,080	3,782
Lauralee E. Martin	3,590	2,895	0
Peter C. Roberts	0	5,507	2,865
Lynn C. Thurber	6,642	8,339	4,073
Peter A. Barge	5,069	2,643	1,989

Half of the restricted shares reported above vest in 18 months and the other half vest in 30 months. Since he had previously resigned, none of Mr. Peacock's bonus in respect of 2003 that was paid in 2004 was deferred in restricted shares. In 2003, as all participants are permitted to do under the internal stock ownership guidelines established under the Stock Ownership Program, Mr. Roberts, who has satisfied the ownership guidelines, elected to receive his bonus entirely in cash.
(b) Beginning in 2003, the Named Executive Officers received grants of restricted stock under our Stock Incentive Plan rather than stock options, which had been granted in previous years. These restricted stock grants, the value of which is based upon the closing price of shares of our Common Stock on the date of grant, are included in the table under Restricted Stock Award(s) for 2003. The number of shares of restricted stock granted in 2003 is as follows: 10,000 to Mr. Peacock, 10,000 to Ms. Martin, 7,500 to Mr. Roberts, 0 to Ms. Thurber (see note (c) following) and 7,500 to Mr. Barge. Additional grants of restricted stock have been made to certain of the Named Executive Officers (other than Mr. Peacock and Ms. Thurber) during 2004 and will be reported in the Proxy Statement for our 2005 Annual Meeting. Half of the restricted shares reported above vest in 3 years and the other half in 5 years.
(c) In 2003, Ms. Thurber received shares of restricted stock only in connection with the Stock Ownership Program and not in connection with the separate Stock Incentive Plan. As more particularly explained below, while Ms. Thurber has participated in the LaSalle Investment Management Long-Term Incentive Compensation Program, she has not otherwise received grants of options or restricted stock under the Stock Incentive Plan. This column does include, however, shares of restricted stock originally valued at $83,877 that were granted to Ms. Thurber in 2004 under the LIM Compensation Program, half of which will vest in 24 months and the other half of which will vest in 36 months.

(5)	(a) The amounts in this column with respect to 2003 reflect (i) matching contributions by Jones Lang LaSalle to the Savings and Retirement Plan (the Savings Plan) qualified under Section 401(k) of the United States Internal Revenue Code of 1986 (as amended, the Code) of $6,692 for Ms. Martin, $6,050 for Mr. Roberts and $6,581 for Ms. Thurber, (ii) international expatriate relocation and living expenses and reimbursements of $361,538 for Mr. Roberts, (iii) an allowance of $26,677 for Mr. Peacock to contribute to a self-directed pension plan he maintains on an individual basis in the United Kingdom and (iv) international expatriate relocation, living and tax expenses and reimbursements for Mr. Barge of $146,250 (as converted into U.S. Dollars from the applicable foreign currencies).
(b) The amounts in this column with respect to 2002 reflect (i) matching contributions by Jones Lang LaSalle to the Savings Plan of $2,750 for each of Mr. Roberts and Ms. Thurber, (ii) international expatriate relocation and living expenses and reimbursements of $298,147 for Mr. Roberts, (iii) a pension allowance of $24,077 for Mr. Peacock and (iv) international expatriate living and tax expenses and reimbursements for Mr. Barge in the amount shown in the table.
(c) The amounts in this column with respect to 2001 reflect (i) matching contributions by Jones Lang LaSalle to the Savings Plan of $2,550 for each of Mr. Roberts and Ms. Thurber, (ii) premiums paid on life insurance policies of $355 for Mr. Peacock and $1,032 for Ms. Thurber, (iii) international relocation expenses of $48,801 for Mr. Roberts, (iv) a pension allowance of $21,834 for Mr. Peacock, (v) payment of an amount from a pool of compensation accrued with respect to 2000, but not allocated to specific individuals until 2001, in the amount of $80,000 for Ms. Thurber and (vi) international expatriate tax expenses and reimbursements for Mr. Barge in the amount shown in the table.

Option/SAR Grants in Last Fiscal Year

        We did not grant any stock options to the Named Executive Officers in 2003 and do not anticipate doing so during 2004.

Year-End Stock Option Values

        None of our Named Executive Officers exercised any stock options during 2003. The following table sets forth certain information concerning options we granted to the Named Executive Officers prior to 2003, including any exercises of such options during 2003 and the value of options owned on December 31, 2003, when the price per share of our Common Stock at the close of trading on the New York Stock Exchange was $20.73.

	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-The-Money Options at Fiscal Year-End
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Christopher A. Peacock	65,834	14,166	$514,186	$45,089
Lauralee E. Martin	10,834	21,666	$24,419	$48,831
Peter C. Roberts	48,334	11,666	$162,100	$38,650
Lynn C. Thurber	54,167	3,333	$28,025	0
Peter A. Barge	7,000	6,000	0	0

Co-Investment Long-Term Incentive Plan—
Awards Covering Three-Year Period from 2002 through 2004

        The following table sets forth certain information concerning units we granted to the Named Executive Officers in 2002 through 2004 under the Co-Investment Long-Term Incentive Plan:

			Estimated Future Payouts Under Non-Stock Price-Based Plan
Name	Number of Shares, Units or Other Rights (#)	Performance or Other Period Until Maturation or Payout
			Threshold	Target	Maximum(2)
Christopher A. Peacock	2	5 years from each grant date	$0	$85,000	$170,000
Lauralee E. Martin	2	5 years from each grant date	$0	$85,000	$170,000
Peter C. Roberts	2	5 years from each grant date	$0	$85,000	$170,000
Lynn C. Thurber(1)	1	5 years from first grant date	$0	$41,000	$82,000
Peter A. Barge	2	5 years from each grant date	$0	$85,000	$170,000

(1)
After an initial grant in 2002, Ms. Thurber has not participated further in this Plan since she has participated in the separate LaSalle Investment Management Long-Term Incentive Compensation Program.

(2)
As described below in the description of the plan under the caption "Summary of Plans, Programs and Agreements," the maximum amounts will ultimately be determined by the performance of certain real estate investment funds in the future, which cannot be estimated with certainty at this time. The actual maximum amounts may therefore be greater than the estimated amounts shown above, but they are unlikely to be materially greater.

Summary of Plans, Programs and Agreements

        The following section describes the various Company-sponsored plans, programs and agreements under which we may pay compensation to our Executive Officers, including our Named Executive Officers and Directors. We have filed as exhibits to (or incorporated by reference in) our Form 10-K filed with the SEC for the year ended December 31, 2003 the legal documents pursuant to which certain of the plans, programs and agreements were established, and each of the following summaries is qualified in its entirety by reference to the actual terms of those plans.

Management Incentive Plan

        Professional and management employees, including the Named Executive Officers, receive a portion of their annual compensation in the form of incentive compensation (namely, a bonus). Such employees are assigned a target bonus, the payment of which is based upon an evaluation of performance against specific objective and subjective standards which vary from employee to employee. Performance against these standards may lead to receiving more than, or less than, the target bonus. Bonuses relating to performance during one calendar year are typically paid in the first quarter of the subsequent year after reviews are completed as part of the Company's Individual Performance Management Program (IPMP). Additionally, bonus payments may vary in a year when Jones Lang LaSalle's results are above or below the year's business plan. Further information regarding the bonuses paid to the Named Executive Officers is set forth above in "Compensation Committee Report on Executive Compensation."

Amended and Restated Stock Award and Incentive Plan

        Our Amended and Restated Stock Award and Incentive Plan (the Stock Incentive Plan) provides for the grant of various types of stock-based compensation to eligible participants. The purpose of the Stock Incentive Plan is to promote the success of Jones Lang LaSalle's business in the best interests of its shareholders by providing incentives to those individuals who are or will be responsible for such success.

        The Stock Incentive Plan is designed to comply with the requirements for "performance-based compensation" under Section 162(m) of the Code and the conditions for exemption from the short-swing profit recovery rules under Rule 16b-3 of the Exchange Act.

        The Stock Incentive Plan provides for the granting of stock options (Options), including "incentive stock options" (ISOs) within the meaning of Section 422 of the Code, and nonqualified stock options. Options granted under the Stock Incentive Plan may be accompanied by stock appreciation rights, limited stock appreciation rights, or both (Rights). Rights may also be granted independently of Options. The Stock Incentive Plan also provides for the granting of restricted stock and restricted stock units (Restricted Awards), dividend equivalents, performance shares and other stock-and cash-based awards. Pursuant to the Stock Incentive Plan and as more fully described above under the caption "Director Compensation," (1) certain Options have been granted to Non-Executive Directors and (2) Non-Executive Directors are eligible to receive grants of Restricted Awards and may elect to receive additional Restricted Awards in lieu of their cash retainers. The Stock Incentive Plan also permits the Plan Administrator to make loans to participants in connection with the grant of awards, on terms and conditions determined solely by the Plan Administrator. However, in compliance with the Sarbanes-Oxley Act of 2002, new loans to Directors and the Named Executive Officers, among others, are prohibited by Company policy. Each award is evidenced by an agreement (an Award Agreement) setting forth the terms and conditions applicable thereto. Certain officers have received portions of their bonuses as Restricted Awards that constitute SOP Shares (as described below under "Stock Ownership Program").

        The Stock Incentive Plan is administered by the Compensation Committee, as Plan Administrator. Subject to the terms of the Stock Incentive Plan, the Plan Administrator has the right to grant awards to eligible recipients and to determine the terms and conditions of Award Agreements, including the vesting schedule and exercise price of such awards. The Plan provides that, unless otherwise determined by the Plan Administrator, in the event of a change in control of Jones Lang LaSalle (as defined in the Stock Incentive Plan) awards under the Plan will, among other things, become fully vested and valued as provided in the Plan.

        The number of shares originally reserved for issuance under the Stock Incentive Plan was 9,110,000. These shares may be authorized but unissued shares of Common Stock or shares which we have reacquired in the open market, in private transactions or otherwise.

        Discretionary grants of awards under the Stock Incentive Plan may be made to any Director (including Non-Executive Directors), employee or any independent contractor of Jones Lang LaSalle or its direct and indirect subsidiaries and affiliates who the Plan Administrator determines to be eligible for participation in the plan. ISOs, however, may only be granted to employees of Jones Lang LaSalle and its subsidiaries.

        Options vest and become exercisable over the exercise period, at such times and upon such conditions, including amount and manner of payment of the exercise price, as the Plan Administrator determines and sets forth in a particular Award Agreement. The Plan Administrator may accelerate the exercisability of any outstanding Option at such time and under such circumstances as it deems appropriate. Options that are not exercised within 10 years (or such shorter term as the Plan Administrator may determine) from the date of grant, however, will expire without value. Options are exercisable during the optionee's lifetime only by the optionee. The Award Agreements contain provisions regarding the exercise of Options following termination of employment with Jones Lang LaSalle, including terminations due to the death, disability or retirement of an award recipient.

        As described in the Summary Compensation Table above, certain of the Named Executive Officers received Options prior to 2003 and Restricted Awards in 2003. As described above under "Director Compensation," Jones Lang LaSalle's Non-Executive Directors received annual grants of Options during and prior to 2003 and will receive annual grants of Restricted Awards in 2004 and thereafter as part of their regular compensation package for services rendered as Directors.

Employee Stock Purchase Plan

        Our Employee Stock Purchase Plan (the Stock Purchase Plan) provides an opportunity for persons employed by Jones Lang LaSalle and designated subsidiaries in the United States to purchase shares of Common Stock through voluntary automatic payroll deductions. The Stock Purchase Plan thereby seeks to help attract, retain and reward our people and strengthen the mutuality of interests between them and our shareholders. On December 31, 2003, 652 of our employees were participating in the Stock Purchase Plan.

        The Stock Purchase Plan currently provides that an aggregate of 1,000,000 shares of Common Stock may be sold pursuant to the Plan, subject to adjustment in certain events. Since approximately 949,000 shares had been issued as of December 31, 2003, we are asking our shareholders, in the Proxy Statement, to approve the issuance of an additional 750,000 shares under the Plan.

        The Stock Purchase Plan provides that separate accounts will be established for each participant (Payroll Deduction Accounts). With the amounts credited to each such separate account, a participant will have the opportunity to purchase as many shares of Common Stock as he or she is eligible to purchase. Participants may purchase shares only through voluntary, automatic payroll deductions, and cash contributions will not be permitted. The purchase price for shares of Common Stock will not be less than the lesser of (1) an amount equal to 85% of the closing price of the shares of Common Stock at the beginning of the Offering Period (as defined below) or (2) an amount equal to 85% of the closing price of shares of Common Stock on the date the shares are purchased. The Stock Purchase Plan is administered by the Compensation Committee, as Plan Administrator, which has the authority to establish a different purchase price as long as such price complies with the provisions of Section 423 of the Code and the corresponding Treasury regulations.

        Unless otherwise determined by the Plan Administrator, the Stock Purchase Plan will be implemented by establishing consecutive six-month offering periods (each, an Offering Period), with a new Offering Period commencing on the first trading day on or after the first day of each January and July during the term of the Stock Purchase Plan. The Committee will have the power to change the duration of the Offering Periods (including the commencement dates thereof) with respect to future offerings. The last trading day of each Offering Period prior to the termination of the Stock Purchase Plan (or such other trading date as determined by the Plan Administrator) will constitute the purchase date on which each participant will purchase his or her appropriate number of shares (the Share Purchase Date).

        Notwithstanding the foregoing, Jones Lang LaSalle will not permit the exercise of any right to purchase shares of Common Stock (1) by any employee who immediately after the right is granted would own shares possessing 5% or more of the total combined voting power or value of all classes of stock of Jones Lang LaSalle or any subsidiary; or (2) which would permit an employee's rights to purchase shares under the Stock Purchase Plan, or under any other qualified employee stock purchase plan maintained by Jones Lang LaSalle, to accrue at a rate in excess of $25,000 in fair market value (as determined on the first day of the Offering Period) for each calendar year. Employees who have not been employed for at least one year and certain part-time employees are not eligible to participate in the Stock Purchase Plan.

        Section 424(d) of the Code will be applied to determine the stock ownership of a participant in the Plan, and the shares that a participant may purchase under outstanding rights or options will be treated as shares owned by the participant.

        If a participant's employment is terminated for any reason, if a participant dies, if a participant is granted a leave of absence of more than 90 days duration, or if a participant otherwise ceases to be eligible to participate in the Stock Purchase Plan, payroll deductions will cease and any amounts then credited to his or her Payroll Deduction Account will be refunded to the participant as soon as practicable.

        The Stock Purchase Plan may be amended at any time; provided that no such amendment will be effective unless approved by the shareholders if such approval is necessary to comply with either Section 423 of the Code or the Exchange Act. We may suspend or discontinue the Stock Purchase Plan at any time. We intend the Stock Purchase Plan to meet the requirements of Section 423 of the Code.

Stock Ownership Program

        Under our Stock Ownership Program, executive officers, including the Named Executive Officers, and certain other officers receive up to 20% of their annual bonuses in Restricted Stock Awards (SOP Shares) out of the Stock Incentive Plan rather than in cash. The SOP seeks to link the interests of our employees to those of our shareholders. The amount of bonus paid in SOP Shares varies with the level of the participant. We increased by 25% the amounts of the 2003, 2002 and 2001 bonuses that were paid in SOP Shares rather than in cash. The number of shares allocated to a participant is determined by the number of shares of our Common Stock that could have been purchased at the closing price per share as of the first trading day of the January preceding the date of the related bonus payment. Fifty percent of the SOP Shares vest and will be issued eighteen months after the end of the year to which the bonus is attributable (namely, July 1, 2005 with respect to 2003 bonuses), and the remaining 50% will vest and be issued thirty months after such year (namely, July 1, 2006 with respect to 2003 bonuses). At our discretion, we may pay employees cash in the amount of the fair market value of SOP Shares that vest rather than issue shares to them. Dividends, if any, paid with respect to SOP Shares prior to vesting will be reinvested in further SOP Shares having the same vesting date, and a participant will also receive further SOP shares in the case of a stock split or stock dividend. A participant who is terminated for cause (as defined in the Stock Incentive Plan) or who voluntarily resigns his or her employment will forfeit any SOP Shares which have not vested. If a participant's employment terminates by reason of death, disability or special circumstances (as defined by the Plan Administrator), SOP Shares will continue to vest on their normal schedule; however, in such cases the Compensation Committee, as Plan Administrator, may choose to accelerate vesting. SOP Shares vest immediately upon an employee's approved retirement.

UK Savings Related Share Option Plan

        Our Savings Related Share Option (UK) Plan (the UK Share Plan) provides an opportunity for the employees of Jones Lang LaSalle Europe Limited, a wholly-owned indirect subsidiary of Jones Lang LaSalle operating in the United Kingdom, and any qualified subsidiaries, to purchase shares of our Common Stock using accumulated savings from payroll deductions. The UK Share Plan seeks to help attract, retain and reward those employees and strengthen the mutuality of interests between them and our shareholders. The Plan is intended to meet the requirements of Schedule 9 of the UK Income and Corporation Taxes Act 1988 ("ICTA").

        The Compensation Committee administers the UK Share Plan. The Committee is authorized, subject to the provisions of the UK Share Plan, to establish any rules and regulations for the proper administration of the Plan, to make determinations and interpretations, and to take any actions in connection with the Plan that it deems necessary or advisable. Our Board of Directors may at any time and for any reason amend, suspend or discontinue the UK Share Plan.

        Subject to the adjustment provisions in the UK Share Plan (dividend or distribution, stock split, recapitalization, combination or exchange of shares, or a merger, consolidation or other corporate reorganization), we may issue up to 500,000 shares of our Common stock under the UK Share Plan. As of December 31, 2003, approximately 220,000 shares had been issued under the Plan. These shares of Common Stock may be authorized but unissued shares, treasury shares or shares purchased on the open market or from private sources.

        All employees, including any full-time director, of Jones Lang LaSalle Europe Limited and of each qualified subsidiary are eligible to participate in the UK Share Plan except for (1) employees who have been employed for less than six months at the date of invitation and (2) employees who are not chargeable to income tax in the United Kingdom under Case 1, Schedule E of ICTA. At the election of the participant, the UK Share Plan provides a savings period of both thirty-six months and sixty months. Participants' savings are used at the end of the savings period to purchase the appropriate number of shares. Jones Lang LaSalle will establish an account for each participant in the UK Share Plan, and will credit all payroll deductions made to this account. A participant may withdraw from a savings period at any time. Once the participant has withdrawn there is no opportunity to resume participation for that savings period. The administrator of the UK Share Plan will make any repayment of savings to the participant if so requested.

        Participant options may be exercised in whole or in part following the earliest of (1) the end of the savings period, (2) the death of the participant, (3) the participant ceasing to be in employment by reason of retirement, injury, disability or redundancy, (4) the participant ceasing to be employed due to a change in control of the company or the business in which the participant is employed, (5) the participant reaching the age of sixty-five and continuing to be employed, and (6) the date on which an option becomes exercisable pursuant to a takeover, reconstruction or voluntary winding up of Jones Lang LaSalle Europe Limited. An option will lapse to the extent it has not been exercised by the earliest of (1) the expiration of six months from the end of the savings period, (2) the expiration of twelve months after death (or twelve months from the end of the savings period if death occurred during the six months following the end of the savings period), or (3) the expiration of six months following retirement, injury, disability, redundancy or change of control. Rights granted under the UK Share Plan may not be transferred by the participant in any way (other than by will or the laws of descent and distribution) and are exercisable during the participant's lifetime only by the participant.

        The purchase price for shares of Common Stock will be the price in U.S. Dollars for the acquisition of a share underlying any option, but will not be less than an amount equal to 85% of the average of the high and low prices of shares of Common Stock as listed by the New York Stock Exchange on a date which will be no more than forty-two days before the date options are granted.

Co-Investment Long-Term Incentive Plan

        Our Co-Investment Long-Term Incentive Plan (the Co-Investment Plan) has been designed to provide the group of approximately 120 of our senior leaders around the world, known as our International Directors, with the opportunity to benefit on a notional basis from real estate investments made by the Company on their behalf through its LaSalle Investment Management business. The Co-Investment Plan seeks to (1) help the Company retain its most senior people, (2) increase their efforts on behalf of the Company and to promote its success in the interests of our shareholders and (3) align the interests of participants with those of the Company's real estate investment clients.

        The Co-Investment Plan was originally established for investments to be made over a three-year period starting on January 1, 2002, with an initial allocation by the Company of $5 million among those employees who were International Directors on that date. An additional $5 million was earmarked to be invested in the Co-Investment Plan for the International Directors in place on each of January 1, 2003 and January 1, 2004 if the Company achieved a certain performance level during the respective previous years. The Company did not achieve the required level of performance during 2002 with the consequence that no investment was made in 2003. The Company did achieve the required level of performance in 2003 and so a second investment has been made in 2004.

        A participant vests in the portion of his or her notional investment account upon the earlier of (1) five years from the date as of which each allocated investment is made, (2) retirement, (3) death or permanent disability or (4) a change in control of the Company. Termination of employment for any reason other than those set forth in the prior sentence results in a forfeiture of all of a participant's interests in the Co-Investment Plan. The value of a participant's account is determined by the performance of particular real estate funds managed by LaSalle Investment Management. The Co-Investment Plan is administered under the authority of the Compensation Committee.

        While they have participated in the separate LaSalle Investment Long-Term Incentive Compensation Program described below, certain of our International Directors, including Lynn C. Thurber, one of our Named Executive Officers, have not also participated in the Co-Investment Plan.

LaSalle Investment Management Long-Term Compensation Program

        One of our Named Executive Officers, Lynn C. Thurber, participates in the LaSalle Investment Management Long-Term Compensation Program (the LIM Compensation Program), as a result of which she has not also participated in the 2004 allocation for the Co-Investment Plan and, other than through the Stock Ownership Program, did not also receive awards of stock options or restricted stock under the Stock Incentive Plan. Ms. Thurber did not receive any payments during 2003 under the LIM Compensation Program. Her first payment under the LIM Compensation Program was earned and paid in 2004 in respect of performance during 2003 and is being reported in this Proxy Statement for the first time.

        Our Compensation Committee established the LIM Compensation Program during 2002, with the first measurement year being 2003 and the first payments being made in 2004. We designed the Program to provide certain executives of LaSalle Investment Management (LIM), one of our four principal operating segments, with (1) an opportunity to further align their interests with those of our shareholders, (2) a long-term retention incentive, (3) an incentive to grow LIM's core advisory revenues and margins and (4) an incentive to achieve LIM's performance and incentive fee projections. Like Ms. Thurber, other LIM executives who have participated in this Program have not also participated either in the Co-Investment Plan or in the Stock Incentive Plan (other than the SOP component thereof).

        The Program is designed to determine a fixed bonus amount to be paid during each of the years 2004 through 2008 in respect of respective performance targets established for each of the years 2003 through 2007. One-quarter of each bonus amount, once determined, will be paid in cash during the first year promptly after determination, one-quarter will be paid in cash twelve months later, one-quarter will be paid in restricted stock that vests 24 months later and one-quarter will be paid in restricted stock that vests 36 months later. Since the performance period for the fixed bonus amount determined in one year relates only to the immediately preceding year, payments under the Program to Ms. Thurber (and any other Named Executive Officer who may participate in the Program in the future) will be reported as Other Annual Compensation (with respect to the cash portion) and as Restricted Stock in the Summary Compensation Table rather than as long-term incentive plan payouts.

        The payout earned and paid in a given year is based on whether LIM clears certain margin and growth rate hurdles for the immediately preceding calendar year. The amount of the payout is then made out of a pool of cash flow that exceeded the hurdle amounts to those executives who were granted a fixed number of participant points (out of a total of 100) against the pool. If an employee forfeits his or her points due to voluntary termination, that employee's participant points will be reallocated to other participants in the Program.

        In order to receive each portion of the bonus, participants must be employed by the Company at the time of payment (subject to exceptions in the cases of involuntary termination without cause, death or disability), meaning that a participant forfeits unvested amounts of cash or restricted stock if he or she voluntarily terminates employment or is terminated with cause or for documented poor performance. Unvested cash and stock will vest immediately and be distributed upon a change in control.

United States Savings and Retirement Plan

        Our United States Savings and Retirement Plan (the Savings and Retirement Plan) is a defined contribution plan qualified under Section 401(k) of the Code. Subject to certain limitations under the Code, we make matching contributions to each eligible participant's account in an amount equal to 100% of the first three percent of the participant's pre-tax contributions to the Plan and 50% on the next two percent of such pre-tax contributions. A participant does not become eligible to receive the Company's matching payments unless he or she has completed at least 1,000 hours of service during the 12-month period beginning on the date of hire or during any Plan year that begins after the date of hire. Matching contributions begin on the January 1 or July 1 following completion of one full year of service. Participants are vested in all amounts in their Plan accounts. Those of our Named Executive Officers who are United States taxpayers are eligible to participate in the Savings and Retirement Plan and any matching contributions we make on their behalf are reported on the Summary Compensation Table above.

Severance Pay Plan

        We currently maintain a Severance Pay Plan for full time employees, including executive officers, who provide services to Jones Lang LaSalle or certain subsidiaries in the United States. To be eligible to receive benefits under the Severance Pay Plan, an employee must be involuntarily terminated from employment due to a permanent reduction in work force, job elimination or the permanent shutdown of a facility, department or subdivision, and also must meet all of the conditions of the Severance Pay Plan. Severance benefits include Base Severance, comprised of one-half month of base pay (not including target bonus) in effect at the time of the employment termination, and Enhanced Severance, provided the employee executes a Severance Agreement and General Release in favor of Jones Lang LaSalle. Enhanced Severance is comprised of enhanced severance pay, which is a multiple of base pay, based on an employee's position level and length of service, reimbursement for certain COBRA costs and outplacement for professional employees. The maximum benefit under the Plan would be 15 months of base pay. For employees terminated after June 30 of any given year and before bonuses are paid for the year in which they are terminated, Enhanced Severance also may include a bonus payment, calculated as a prorated share of the employee's target bonus for the year of termination, subject to Jones Lang LaSalle's then existing practice of determining discretionary bonus payments.

        Under our Severance Pay Plan, in addition to the other benefits available under the Plan, each of the members of our Global Executive Committee, which currently consists of our Global Chief Executive Officer, Global Chief Financial Officer and the Chief Executive Officers for each of our four operating segments, namely the Americas, Europe, Asia-Pacific and LaSalle Investment Management, would be eligible to receive twelve months of base salary as Enhanced Severance if his or her employment is involuntarily terminated by the Company without cause and not as the result of any of the other circumstances set forth above. Each of our Named Executive Officers, other than Mr. Scott, who is serving as our interim Chief Executive Officer pending the appointment of a successor to Mr. Peacock, qualifies for this benefit.

        Jones Lang LaSalle is obligated to make statutory payments to employees, including executive officers, employed in the United Kingdom who are terminated for reasons of redundancy. For an executive officer who is made redundant, the required payment would be calculated according to a formula, set by the United Kingdom government, based on age and length of service. Additionally, any payments provided for in the executive officer's contract of employment would be made. Similar circumstances may exist in other countries where executive officers reside.

United States Deferred Compensation Plan

        Effective for compensation paid on and after January 1, 2004, we have established a Deferred Compensation Plan for our employees in the United States who are at our National Director level and above (the Deferred Compensation Plan). The Deferred Compensation Plan is a non-qualified and unfunded deferred compensation program under which the eligible participants, including those of our Named Executive Officers who are subject to United States income tax, may voluntarily elect to defer up to 75% of their base salaries, up to 100% of their annual bonuses and up to 100% of their restricted stock grants under the Stock Incentive Plan or the Stock Ownership Plan. Member of our Board of Directors are eligible to participate in the Deferred Compensation Plan with respect to their Director fees.

        The amounts of any compensation deferred under the Plan remain an asset of the Company and constitute an unsecured obligation of the Company to pay the participants in future and, as such, are subject to the claims of other creditors in the event of insolvency proceedings. Gains and losses on deferred amounts are credited based upon the performance of a variety of investment choices selected by the participants. A participant's account may or may not appreciate depending upon the investment choices of each participant and their relative performance. Participants may elect certain future distribution dates on which all or a portion of their accounts will be paid to them in cash, including in the case of a change in control of the Company.

Employment Agreement with Christopher A. Peacock

        Prior to his resignation on January 7, 2004 as our President, Chief Executive Officer and a member of our Board of Directors, Christopher A. Peacock was a party to a Senior Executive Service Agreement (the Employment Agreement) providing the terms of his employment with Jones Lang LaSalle. The Employment Agreement was consistent with the form generally used with other senior executives employed in the United Kingdom. The Employment Agreement provided for a minimum level of base salary of £260,000, participation in bonus arrangements established by Jones Lang LaSalle and certain other benefits. The Employment Agreement required Mr. Peacock to dedicate all of his employment time and attention to his work with Jones Lang LaSalle and prohibited him from having any other employment. Additionally, the Employment Agreement provided for certain restrictions on his business activities following termination of his employment. The Employment Agreement was terminable by Jones Lang LaSalle on twelve months notice and by Mr. Peacock on six months notice.

        Under an agreement executed in 2004 that amended the Employment Agreement (and is anticipated to be separately filed with the SEC with the Company's Form 10-Q for the quarter ended March 31, 2004), Mr. Peacock and the Company agreed that he will remain employed by the Company until April 9, 2005 following an extended notice period further to his resignation from the positions described above. During such period, Mr. Peacock will provide various consulting services to the Company, will assist in the transfer of his employment duties and will provide transition support for key client relationships (including attending and hosting client relationship functions). Additionally, the various employee and customer non-solicitation provisions and the non-competition provisions in the Employment Agreement will remain in effect during such period. Compensation paid to Mr. Peacock under this agreement during 2004 will be disclosed as part of the Company's Proxy Statement for the 2005 Annual Meeting of Shareholders.

COMMON STOCK SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information concerning the beneficial ownership of our Common Stock, which are the only outstanding voting securities and equity securities of Jones Lang LaSalle, as of March 26, 2004 (except where otherwise noted) by: (1) each Director and Director nominee of Jones Lang LaSalle; (2) each of the Named Executive Officers; (3) the Directors, Director nominees and executive officers of Jones Lang LaSalle as a group; and (4) each person who is known to Jones Lang LaSalle to have been the beneficial owner of more than five percent of our Common Stock. On March 26, 2004, there were 31,871,055 shares of Common Stock outstanding. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and dispositive power.

	Shares of Common Stock Beneficially Owned
Names of Beneficial Owners(1)	Number	Percent of Class
Ariel Capital Management, Inc.(2)	8,769,148	27.51%
The Dai-ichi Mutual Life Insurance Company(3)	2,199,162	6.90%
Gothaer Lebensversicherung A.G.(4)	1,734,594	5.44%
Franklin Resources, Inc.(5)	1,642,420	5.15%
Stuart L. Scott(6)(7)(8)	419,263	1.32%
Christopher A. Peacock(7)	142,298	*
Henri-Claude de Bettignies(7)	43,067	*
Darryl Hartley-Leonard(7)	61,184	*
Sir Derek Higgs(7)	12,800	*
Lauralee E. Martin(7)	20,729	*
Sheila A. Penrose(7)	12,499	*
Peter C. Roberts(7)	137,949	*
Jackson P. Tai(7)	11,791	*
Thomas C. Theobald(7)(9)	89,263	*
Lynn C. Thurber(6)(7)	170,209	*
Peter A. Barge(7)	24,019	*
All Directors, Director nominees and executive officers as a group (17 persons)(10)	1,315,062	4.13%

*
Less than 1%

(1)
Unless otherwise indicated, the address of each person or entity is c/o Jones Lang LaSalle Incorporated, 200 East Randolph Drive, Chicago, Illinois 60601.

(2)
Information with respect to beneficial ownership of Ariel Capital Management, Inc. ("Ariel") is included herein in reliance on a Schedule 13G, dated December 31, 2003 and filed with the SEC on February 13, 2004. The address of Ariel Capital Management Inc. is 200 East Randolph Drive, Suite 2900, Chicago, Illinois 60601. Ariel has sole voting power with regard to 7,228,248 shares and sole dispositive power with regard to 8,764,958 shares.

(3)
Information with respect to beneficial ownership of The Dai-ichi Mutual Life Insurance Company is included herein in reliance on a Schedule 13G, dated January 13, 2002 filed with the SEC on February 2, 2002. The address of The Dai-ichi Mutual Life Insurance Company is 13-1 Yurakucho, 1-chome, Tokyo, Japan 100.

(4)
Information with respect to beneficial ownership of Gothaer Lebensversicherung A.G. is included herein in reliance on a Schedule 13D, dated January 5, 2001, filed with the SEC reporting ownership as of December 21, 2001. The address of Gothaer Lebensversicherung A.G. is Gothaer Platz 2-8, 37083 Goettingen, Germany.

(5)
Information with respect to beneficial ownership of Franklin Resources, Inc. ("Franklin") is included herein in reliance on a Schedule 13G, dated December 31, 2003 and filed with the SEC on February 13, 2004. The address of Franklin is One Franklin Parkway, San Mateo, CA 94403-1906.

(6)
Shares are owned directly and by corporations of which the reporting person is, or the reporting person and the reporting person's spouse are, the sole shareholder(s).

(7)
Includes the following shares which each individual had the right to acquire through stock options granted under the Stock Incentive Plan which were exercisable on March 26, 2004 or which would become exercisable within 60 days of that date.

Name	Number of Shares
Stuart L. Scott	135,001
Christopher A. Peacock	65,834
Henri-Claude de Bettignies	40,082
Darryl Hartley-Leonard	43,122
Sir Derek Higgs	12,800
Lauralee E. Martin	19,167
Sheila A. Penrose	8,806
Peter C. Roberts	48,334
Jackson P. Tai	8,806
Thomas C. Theobald	37,316
Lynn C. Thurber	54,167
Peter A. Barge	10,000
(8)
15,000 of the shares listed are held by a trust for the benefit of Mr. Scott's children.

(9)
2,000 of the shares listed are held by Mr. Theobald's wife as custodian for his daughter, and 2,000 of the shares listed are held by Mr. Theobald as trustee of a trust for the benefit of his son. Mr. Theobald disclaims beneficial ownership of these 4,000 shares.

(10)
Includes shares described in footnote (6) above.

PERFORMANCE GRAPH

        The following line graph compares Jones Lang LaSalle's cumulative shareholder return on its Common Stock to the cumulative total return of the Standard & Poor's 500 Stock Index and an industry peer group index (Custom Industry Index) for a five-year period extending through December 31, 2003. The Custom Industry Index is composed of the following other publicly traded real estate services companies: Grubb & Ellis Company and Trammell Crow Company. The graph assumes the investment of $100 in Jones Lang LaSalle and each of the indices on December 31, 1998 and the reinvestment of all dividends. The return shown on the graph is not necessarily indicative of future performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG JONES LANG LASALLE INCORPORATED, THE S & P 500 INDEX
AND A PEER GROUP

* $100 invested on 12/31/98 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires Jones Lang LaSalle's Directors, certain of Jones Lang LaSalle's officers and beneficial owners of more than 10 percent of Jones Lang LaSalle's outstanding Common Stock to file reports of ownership and changes in ownership of Jones Lang LaSalle's Common Stock with the SEC and to send copies of such reports to Jones Lang LaSalle. Based solely upon a review of such reports and amendments thereto furnished to Jones Lang LaSalle and upon written representations of certain of such persons regarding their ownership of Common Stock, Jones Lang LaSalle believes that no such person failed to file any such report on a timely basis during 2003, except (1) the Company filed a Form 4 on behalf of Robert S. Orr on May 27, 2003 for sales of Common Stock that took place on May 19, 2003 and May 15, 2003, (2) the Company filed a Form 4 on behalf of Earl E. Webb on December 10, 2003 for a sale of Common Stock that took place on November 11, 2003, and (3) the Company filed a Form 4 on behalf of Peter C. Roberts on January 13, 2004 for a gift of Common Stock that took place on December 11, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During 2003, Jones Lang LaSalle provided property management and leasing and investment management services to Gothaer Lebensversicherung A.G. and its affiliates (Gothaer), a significant beneficial owner of our Common Stock. Jones Lang LaSalle earned approximately $1.7 million in fees from Gothaer in 2003 with respect to such services. At the end of 2003, Jones Lang LaSalle had receivables of approximately $45,000 due from Gothaer with respect to such services. We believe that the services provided to Gothaer are on terms no more favorable to Gothaer than those available to unaffiliated clients generally.

        From time to time, Directors and executive officers are given an opportunity to invest in investment vehicles managed by subsidiaries of Jones Lang LaSalle on the same terms as other unaffiliated investors. Additionally, executive officers and other employees have been, and in the future may be, allowed to acquire small interests in certain investment vehicles in order that these vehicles can satisfy certain tax requirements. Jones Lang LaSalle uses LaSalle Investment Limited Partnership, referred to as LaSalle Investment Company ("LIC"), as the investment vehicle for substantially all of its co-investments with LaSalle Investment Management clients. LIC is a series of four parallel limited partnerships of which Jones Lang LaSalle has an effective 47.85% ownership interest through two of the limited partnerships. Primarily institutional investors, including a significant shareholder in Jones Lang LaSalle, hold the remaining 52.15% interest in LIC. As of December 31, 2003, Thomas C. Theobald, a non-Executive Director, and entities affiliated with him, invested euro 699,543 and have committed to invest a total of euro 3,500,000 through LIC. In addition, as of December 31, 2003, Stuart L. Scott, our Chairman of the Board, President and Chief Executive Officer, through an entity owned by Mr. Scott, has invested euro 499,673 and committed to invest a total of euro 2,500,000 through LIC. Finally, as of December 31, 2003, Gothaer has invested euro 9,993,468 and has committed to invest a total of euro 50,000,000 through LIC. As mentioned above, these investments are made on the same terms as unaffiliated investors in LIC.

        Darryl Hartley-Leonard, Sir Derek Higgs and Jackson P. Tai, who are members of our Board of Directors, are also directors and/or officers of clients of ours in the ordinary course of business, namely PGI, Inc., The British Land Company PLC, and DBS Bank, respectively. We received approximately $65,000 in fees from PGI, Inc. in 2003 and had a nominal receivable at December 31, 2003. We received approximately $482,000 from The British Land Company in 2003 and had a $32,000 receivable at December 31, 2003. We received approximately $1,854,000 from DBS Bank and its affiliates in 2003 and had a $463,000 receivable at December 31, 2003. We believe that the services provided to these clients are on terms no more favorable to them than those available to our unaffiliated clients generally.

        Mr. Scott, as well as an entity affiliated with Mr. Scott, are limited partners of Diverse Real Estate Holdings Limited Partnership ("Diverse"). Diverse has an ownership interest in and operates investment assets, primarily as the managing general partner of real estate development ventures. Prior to January 1, 1992, Jones Lang LaSalle earned fees for providing development advisory services to Diverse as well as fees for the provision of administrative services. Effective January 1, 1992, Jones Lang LaSalle discontinued charging fees to Diverse for these services. In 1992, Diverse began the process of discontinuing its operations and disposing of its assets. Given a projected shortfall in assets, Jones Lang LaSalle established reserves against its receivable from Diverse in the period 1992 to 1997. At the beginning of 2002, the net receivable due from Diverse in connection with such fees and interest thereon was $0.7 million. The underlying collateral security for this receivable was significantly enhanced in 2002. As such, $2.0 million of bad debt reserves were reversed in 2002. At December 31, 2003, the net receivable due from Diverse was $1.5 million. Mr. Scott directly holds approximately 13.4% of the partnership interest in Diverse. In addition, the Stuart Scott Trust, a trust affiliated with Mr. Scott, has a 6.4% partnership interest in Diverse.

        During 2003, Mr. Scott personally acquired, on the same terms and conditions offered to other investors, preferred stock convertible into less than 1% of the common stock on a fully-diluted basis issued by SiteStuff, Inc. ("SiteStuff"). The amount of Mr. Scott's investment was $100,000. SiteStuff serves clients in the real estate industry by helping them reduce procurement through discounted volume purchasing and through streamlined processes for purchasing maintenance, repair and operating products and services. Jones Lang LaSalle currently holds approximately 20% of the equity issued by SiteStuff on a fully-diluted basis and has a representative on the SiteStuff board of directors. Jones Lang LaSalle also acquires services from SiteStuff in the ordinary course of business for itself and on behalf of clients. As part of the approval he obtained from our Board of Directors to make his personal investment, Mr. Scott agreed that, while he remains one of our employees, he would give Jones Lang LaSalle his proxy for any SiteStuff matters for which he is eligible to vote as an equity holder.

        Lynn C. Thurber, Chief Executive Officer of LaSalle Investment Management, previously invested $100,000 in a fund managed by one of Jones Lang LaSalle's subsidiaries. Ms. Thurber borrowed $95,000 from the Company in order to fund part of this investment prior to, and without any material modifications since, the enactment of the Sarbanes-Oxley Act of 2002. The loan is secured by a security interest in the investment made by Ms. Thurber and is on a non-recourse basis. Interest on the loan is paid per annum in an amount equal to the lesser of the Company's cost of borrowings, averaging approximately 6.5% since execution of the loan, and the maximum amount permitted by law. Principal and interest are paid on the loan through distributions made by the investment. If distributions from the investment are not sufficient to fund annual principal payments, the necessary amounts will be withheld from Ms. Thurber's annual bonus. Outstanding principal and accrued interest are due the earlier of (i) termination of Ms. Thurber's employment with the Company, regardless of cause, (ii) the date all of the assets of the fund are sold, or (iii) December 31, 2010. During 2003, the highest outstanding balance of accrued and unpaid interest plus principal was $76,651 and as of December 31, 2003, the balance was $34,000.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

        The Audit Committee has appointed the firm of KPMG LLP as Jones Lang LaSalle's independent auditor for 2004. A proposal to ratify this appointment will be presented at the 2004 Annual Meeting.

The Board recommends you vote FOR ratification of such appointment.

        Each valid proxy returned to Jones Lang LaSalle will be voted for the ratification of the appointment of KPMG LLP as Jones Lang LaSalle's independent auditor for 2004 unless the proxy specifies otherwise.

        The Audit Committee retains the right to appoint a substitute independent auditor at any time during 2004 for any reason whatsoever.

INFORMATION ABOUT THE INDEPENDENT AUDITOR

        KPMG LLP has been for a number of years the independent accounting firm that audits the financial statements of Jones Lang LaSalle and most of its subsidiaries. Jones Lang LaSalle expects that representatives of KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at the Annual Meeting if they desire to do so.

Audit and Non-Audit Fees

        The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements, audit related fees, tax fees and fees billed for other services rendered by KPMG LLP for 2003 and 2002 (the fees shown are in thousands (000's)).

	2003	2002
Audit Fees, excluding audit related(1)	$2,796	$2,182

Audit Related Fees(2)	$101	$70

Tax Fees(3)	$855	$2,336

All Other Fees(4)	$5	$156

Total Fees	$3,757	$4,744

  (1)
  Fees include those necessary to perform an audit under auditing standards generally accepted in the United States and quarterly reviews of the consolidated financial statements of Jones Lang LaSalle. This includes fees for review of the tax provision and fees for accounting consultations on matters reflected in the consolidated financial statements. Audit fees also include audit or other attest services required by statute or regulation (foreign or domestic), such as comfort letters, consents, reviews of SEC filings, and statutory audits in non-U.S. locations.

  (2)
  Fees include employee benefit plan audits, accounting consultation on proposed transactions, internal control related matters and audit or attest services not required by statute or regulation.

  (3)
  Fees include tax compliance, tax planning and tax advice. Tax planning and tax advice encompasses a diverse range of services, including consultation, research, and assessment of tax planning initiatives, assistance with tax audits and appeals, employee benefit plans, requests for rulings or technical advice from taxing authorities, and expatriate compliance services.

  (4)
  Fees include all other non-audit services.

Pre-Approval of Audit and Permitted Non-Audit Services of the Independent Auditor

        The Audit Committee has established a policy for pre-approval of audit and permitted non-audit services by the Company's independent auditor. At each of its meetings, the full Audit Committee considers and approves or rejects any proposed services and fee estimates that are presented by the Company's management. The Chair of the Audit Committee has been designated by the Audit Committee to consider approval of services arising between meetings that were not pre-approved by the Audit Committee. Services approved by the Chair are communicated to the full Audit Committee at its next regular meeting. For each proposed service, the independent auditor provides back-up documentation detailing the service and an estimate of costs. During 2003, all services performed by the independent auditor were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

        As more particularly described above under "Corporate Governance Principles and Board Matters," the Audit Committee of the Board is responsible for providing independent, objective oversight of Jones Lang LaSalle's accounting functions and internal and disclosure controls. The Audit Committee is composed of four Directors, each of whom is independent as defined by the New York Stock Exchange listing standards in effect at the time of mailing of this Proxy Statement. The Audit Committee operates under a written Charter, which was most recently revised as of July 28, 2003 and was approved by the Board of Directors. A copy of the current Charter is attached to this Proxy Statement as Appendix I.

        Management is responsible for Jones Lang LaSalle's internal and disclosure controls and financial reporting process. The independent auditor is responsible for performing an independent audit of Jones Lang LaSalle's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to review these processes.

        In connection with these responsibilities, the Audit Committee met with management and the independent auditor to review and discuss the December 31, 2003 audited financial statements. The Audit Committee also discussed with the independent auditor the matters required by accounting standards generally accepted in the United States of America, including Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG that firm's independence under the relevant standards.

        Based upon the Audit Committee's discussions with management and the independent auditor, and the Audit Committee's review of the representations of management and the independent auditor, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Jones Lang LaSalle's Annual Report on Form 10-K for the year ended December 31, 2003, which has been filed with the SEC.

The Audit Committee

Sir Derek Higgs (Chair)
Henri-Claude de Bettignies
Darryl Hartley-Leonard
Sheila A. Penrose

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

        The Company originally adopted the Employee Stock Purchase Plan (the Stock Purchase Plan) on July 15, 1997 in connection with the initial public offering of our Common Stock. On March 1, 2000, our Board of Directors adopted an amendment to the Stock Purchase Plan increasing the number of shares of Common Stock which could be sold under the Plan by 750,000 shares, so that after the amendment the total number of shares available to be sold under the Plan was 1,000,000. As of December 31, 2003, there remained available for sale under the Stock Purchase Plan an aggregate of approximately 51,000 shares. On February 26, 2004, our Board of Directors approved an amendment to the Stock Purchase Plan increasing the number of shares of Common Stock which can be sold pursuant to the Stock Purchase Plan by 750,000 shares, so that after such amendment the total number of shares available to be sold under the Stock Purchase Plan would be 1,750,000. The Company intends to use the shares authorized by the amendment for future offerings under the Stock Purchase Plan. The closing price of the Common Stock on the New York Stock Exchange on March 26, 2004 was $24.34.

        A proposal to approve the amendment to the Stock Purchase Plan will be presented at our 2004 Annual Meeting. The affirmative vote of a majority of the total number of votes cast by holders of Common Stock entitled to vote at the Annual Meeting will be necessary in order to approve the amendment. Each valid proxy returned to Jones Lang LaSalle will be voted for the approval of the amendment to the Stock Purchase Plan unless the proxy specifies otherwise. If our shareholders approve the amendment, it will be effective as of its adoption. If our shareholders do not approve the amendment, there will not be sufficient shares available for issuance under the Plan on future purchase dates.

The Board recommends you vote FOR approval of the amendment.

        The following is a summary of the principal features of the Stock Purchase Plan. This summary does not, however, purport to be a complete description of all the provisions of the Stock Purchase Plan. Any shareholder who wishes to obtain a copy of the plan document and amendments may do so by written request to our Corporate Secretary at the address of our principal executive office set forth above. The Plan document and all amendments to date have also been filed with the SEC as an Exhibit to our Form 10-K.

Description of the Stock Purchase Plan

        The purpose of the Stock Purchase Plan is to provide an opportunity for persons employed by the Company and designated subsidiaries in the United States to purchase shares of our Common Stock through voluntary automatic payroll deductions, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interests between such persons and the Company's shareholders. On December 31, 2003, 652 employees were participating in the Stock Purchase Plan.

        The Stock Purchase Plan currently provides that an aggregate of 1,000,000 shares of Common Stock may be sold pursuant to the Plan, subject to adjustment in certain events.

        The Stock Purchase Plan provides that, through a voluntary automatic payroll deduction, separate accounts will be established for each participant (the Payroll Deduction Account). With the amounts credited to such separate account, each participant will have the opportunity to purchase as many shares of Common Stock as he or she is eligible to purchase. Participants may purchase shares only through payroll deductions, and cash contributions will not be permitted. The purchase price for shares of Common Stock will not be less than the lesser of (1) an amount equal to 85% of the closing price of the shares of Common Stock at the beginning of the Offering Period (as defined below) or (2) an amount equal to 85% of the closing price of shares of Common Stock on the date of purchase of the shares. The Stock Purchase Plan provides that the Compensation Committee, which administers the Plan (the Committee) has the authority to establish a different purchase price as long as such price complies with the provisions of Section 423 of the Code and the Treasury regulations promulgated thereunder.

        The Stock Purchase Plan has been implemented by establishing consecutive six-month offering periods (each, an Offering Period) with a new Offering Period commencing on the first trading day on or after the first day of each January and July during the term of the Stock Purchase Plan. The Committee will have the power to change the duration of the Offering Periods (including the commencement dates thereof) with respect to future offerings. The last trading day of each Offering Period prior to the termination of the Stock Purchase Plan (or such other trading date as determined by the Committee) will constitute the purchase date on which each participant will purchase his or her appropriate number of shares (the Share Purchase Date).

        Notwithstanding the foregoing, the Company will not permit the exercise of any right to purchase shares of Common Stock (1) by any employee who immediately after the right is granted would own shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary; or (2) which would permit an employee's rights to purchase shares under the Stock Purchase Plan, or under any other qualified employee stock purchase plan maintained by the Company or any subsidiary, to accrue at a rate in excess of $25,000 in fair market value (as determined on the first day of the offering period) for each calendar year.

        Section 424(d) of the Code will be applied to determine the stock ownership of a participant in the Plan, and the shares that a participant may purchase under outstanding rights or options will be treated as shares owned by the participant.

        If a participant's employment is terminated for any reason, if a participant dies, if a participant is granted a leave of absence of more than 90 days duration, or if a participant otherwise ceases to be eligible to participate in the Stock Purchase Plan, payroll deductions will cease and any amounts then credited to his or her Payroll Deduction Account will be refunded to the participant as soon as practicable.

        Our Board may at any time amend, suspend or discontinue the Plan, although no amendment will be effective unless approved by the shareholders if such approval is necessary to comply with either Section 423 of the Code, the Securities Exchange Act of 1934 or any other applicable law, regulation or stock exchange rule. The Stock Purchase Plan is intended to meet the requirements of Section 423 of the Code.

        In 2003, (1) our Named Executive Officers who were eligible to participate in the Plan purchased a total of 3,121 shares (2,243 shares at a price of $13.43 on June 30, 2003 and 878 shares at a price of $13.52 on December 31, 2003) under the Stock Purchase Plan, (2) our executive officers as a group purchased a total of 4,679 shares (3,089 shares at a price of $13.43 on Junes 30, 2003 and 1,590 shares at a price of $13.52 on December 31, 2003) and (3) employees who were not executive officers purchased a total of 187,521 shares (102,545 shares at a price of $13.43 on June 30 and 84,976 shares at a price of $13.52 on December 31, 2003) under the Stock Purchase Plan. Non-Executive Directors may not participate in the Stock Purchase Plan.

Tax Consequences

        The following discussion is a summary of the principal federal income tax consequences under current federal income tax laws relating to the Stock Purchase Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. This summary assumes that participants will hold their shares of Common Stock as "capital assets" (generally, property held for investment) under the Code.

        The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Certain federal income tax consequences to participants from such status under present law are described below.

        Generally, as long as the Stock Purchase Plan complies with the requirements of Section 423 of the Code, the participant will not recognize any taxable income on the purchase of shares of Common Stock under the Stock Purchase Plan. If, however, the participant has severed his employment relationship with the Company more than three months before purchasing shares of Common Stock or the offer to purchase shares of Common Stock is deemed not to be granted under a Section 423 plan for any other reason, the participant will recognize as compensation income at the time of such purchase, an amount equal to the excess of the fair market value of the stock over the purchase price.

        The tax treatment of the subsequent disposition of Section 423 plan stock depends on whether the stock is disposed of during or after the expiration of the Section 423 statutory holding period. The Section 423 statutory holding period expires upon the later of two years after the date of offer to purchase shares or one year from the date of transfer of the shares pursuant to an offer to purchase.

        In the event of a disposition after the Section 423 statutory holding period, pursuant to a Section 423 plan, where an offer is granted at an offer price of less than 100% of the fair market value of the stock, then the participant must include in taxable income, subject to tax as ordinary income, at the time of the sale or other taxable disposition of the stock, or upon the participant's death while still holding the stock, the lesser of (1) the amount, if any, by which the fair market value of the stock when the offer was made exceeds the offer price or (2) the amount, if any, by which the stock's fair market value at the time of such disposition or death exceeds the exercise price paid. Any further gain realized in such disposition will be subject to tax as capital gain.

        If the participant disposes of the stock before the expiration of the Section 423 statutory holding period, then, in the year of the "disqualifying disposition," the participant must recognize as ordinary compensation income the excess of the fair market value of the stock disposed of as determined at the time the offer to acquire such stock was exercised and the offer exercise price. In addition, a participant will recognize capital gain or loss in an amount equal to the difference between the amount realized from the disposition and the fair market value of the stock disposed of as determined at the time that the offer to acquire such stock was exercised.

        In the event the participant disposes of shares of Common Stock after the Section 423 statutory holding period, the Company may not claim a deduction for federal income tax purposes, in respect of the excess of the fair market value of the offered stock and the offered price if the offering is pursuant to a Section 423 plan. If the participant disposes of shares of Common Stock in a "disqualifying disposition," the Company will be entitled to claim a deduction for an amount equal to the amount included in the ordinary income of such participant as discussed above.

Registration of Shares

        If the amendment to the Stock Purchase Plan is approved by our shareholders, the Company intends to register the additional shares reserved for issuance promptly after the Annual Meeting on a Form S-8 Registration Statement under the Securities Act of 1933.

PROPOSAL 4

SHAREHOLDER PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS

        The Service Employees International Union (SEIU), 1313 L Street, N.W., Washington, D.C. 20005, record holder of 220 shares of our Common Stock, has given notice that it will introduce the following resolution and supporting statement at the Annual Meeting:

SHAREHOLDER PROPOSAL

        RESOLVED: That the shareholders of Jones Lang LaSalle urge the Board of Directors take the necessary steps to declassify the Board of Directors for the purpose of Director elections. The Board declassification shall be done in a manner that does not affect the unexpired terms of Directors previously elected.

        We believe the election of Directors is the most powerful way that shareholders influence the strategic direction of our company. Currently the Board of Directors of Jones Lang LaSalle is divided into three classes serving staggered three-year terms. It is our belief that the classification of the Board of Directors is not in the best interests of Jones Lang LaSalle and its shareholders. The elimination of the staggered board would require each Director to stand for election annually. This procedure would allow shareholders an opportunity to annually register their views on the performance of the board collectively and each Director individually. Concerns that the annual election of Directors would leave Jones Lang LaSalle without experienced board members in the event that all incumbents are voted out are unfounded. If the owners should choose to replace the entire board, it would be obvious that the incumbent Directors' contributions were not valued.

        A classified board of Directors protects the incumbency of the board of Directors and current management, which in turn limits accountability to shareholders. It is our belief Jones Lang LaSalle's corporate governance procedures and practices, and the level of management accountability they impose, are related to the financial performance of the company. We believe sound corporate governance practices, such as the annual election of Directors, will impose the level of management accountability necessary to help insure that a good performance record continues over the long term.

        Classified boards like ours have become increasingly unpopular in recent years. Last year a majority of shareholders supported proposals asking their boards to repeal classified board structures at a number of respected companies, including Crescent Real Estate Equities, Jones Lang LaSalle, Avon Products, Federal Express, Fleetwood Enterprises, Honeywell, Manor Care, Morgan Stanley, and Tellabs.

        For a greater voice in the governance of Jones Lang LaSalle and annual Board of Directors accountability we ask shareholders to vote YES on this proposal.

BOARD RESPONSE

        The Board unanimously recommends a vote AGAINST the proposal for the following reasons:

        The Board believes that classifying the terms of its directors continues to serve the best interests of the Company's shareholders and provides them the following significant benefits:

•
The classified board helps to assure continuity and stability in our business and therefore to promote our ability to maximize the value of the enterprise for our shareholders. It does so by reducing the possibility of a sudden and disruptive change in the composition of the Board and the potential abrupt changes in executive management, strategy, policies and business relationships that may result. Continuity and stability provide a particularly important competitive advantage to a professional services business such as ours, where our people are among our most valuable assets, since our clients depend on and demand the uninterrupted delivery of consistently high-quality services.

•
The classified board provides a strong balancing of interests within our overall corporate governance framework. On the one hand, it ensures that at any given time a majority of our directors will have experience in our business, which is particularly important in our situation since we have intentionally kept the size of our Board relatively small in order to foster effective discussion and promote individual accountability. On the other hand, it also affords shareholders the opportunity to change up to one-third of the Board annually if they are not satisfied. Directors who have greater familiarity with a complex, global business such as ours are better positioned to make fundamental decisions about the future of our Company and to guide management in implementing those decisions. Moreover, directors have the same fiduciary duties and accountability to shareholders regardless of the length of their terms.

•
The classified board is a widely-used safeguard to protect shareholders against coercive attempts to gain control of a company. It encourages a person seeking to obtain control of a company to negotiate with the board of directors in order to reach terms that are in the best interests of all shareholders. Because at least two Annual Meetings will generally be required to effect a change in control of the Board, the classified board gives the incumbent directors the time and leverage necessary to review any takeover proposal, negotiate more favorable terms for shareholders and consider alternate proposals and strategies to maximize shareholder value. This is especially important for a firm such as ours, which has a smaller market capitalization and is therefore relatively more vulnerable to a takeover attempt by another company with greater resources. We believe 72% of companies in our size range among a total of 1,500 S&P companies have classified boards, a higher percentage than is the case among companies in larger size ranges.

•
Electing directors to three-year, as opposed to one-year, terms enhances the independence of non-executive directors by providing them with a longer assured term of office. The Board believes this also puts directors in a better position to engage in strategic planning for growing the business and therefore to act in the long-term interests of shareholders. Additionally, the existence of three-year terms assists the Company in attracting director candidates who are willing to make longer-term commitments to the Company.

        The Board takes its responsibility to our shareholders seriously. Indeed, the members of our Board are all shareholders themselves whose interests are aligned with promoting the long-term success of Jones Lang LaSalle. Comprised of a majority of independent directors, our Board believes that it has already established a best-in-class governance framework for the benefit of our shareholders. A declassified board is not necessary for superior corporate governance. Shareholders have an annual opportunity to express their approval, or disapproval, of the performance of the Board as each class of directors stands for election.

        During the past year, our Nominating and Governance Committee, which consists solely of all of our independent directors, carefully considered the arguments made in SEIU's proposal and re-examined whether the classified system remains in the best interests of our shareholders. The Committee believes that SEIU's proposal does not adequately take into account the particular needs of a small-capitalization company in a professional service business that are described above and for which a classified board may be more important than it would be for the other companies that SEIU mentions, none of which is similar to Jones Lang LaSalle.

        Approval of this proposal would not automatically eliminate the classified board, but would be a recommendation to the Board that it propose to shareholders an amendment to Jones Lang LaSalle's charter to eliminate the classified board. Under our charter, an amendment to eliminate the classified board would require the approval of at least 80% of the total outstanding shares of Common Stock. This proposal, however, requires the approval of only a majority of the votes cast at the 2004 Annual Meeting, which may represent significantly less than the number of votes that would actually be necessary to approve the required charter amendment. In 2003, even though the proposal to declassify the Board was approved by a majority of the shares actually voted at the Meeting, those shares represented only 36.6% of our total outstanding shares, which would have been less than half of the number required to approve the necessary charter amendment.

For these reasons, the Board recommends you vote AGAINST this proposal.

PROXY SOLICITATION EXPENSE

        Jones Lang LaSalle is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access any proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Mellon Investor Services to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Mellon a fee of $8,500 plus customary costs and expenses for these services. We have agreed to indemnify Mellon against certain liabilities arising out of or in connection with its agreement. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to shareholders.

ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT
THE ANNUAL MEETING OF SHAREHOLDERS

        We strongly encourage each member of our Board of Directors to attend each Annual Meeting of Shareholders. All but one of the nine members of our Board of Directors attended our previous Annual Meeting of Shareholders held on May 22, 2003.

COMMUNICATING WITH OUR BOARD OF DIRECTORS

        Shareholders may communicate directly with our Board of Directors. If you wish to do so, please send an e-mail to boardofdirectors@am.joneslanglasalle.com, which our Corporate Secretary will forward to all Directors. If you wish to communicate only with our Non-Executive Directors, or specifically with any Director individually, please so note on the e-mail. Alternatively, you may send a communication by mail to any or all of our Directors, or specifically to any or all of our Non-Executive Directors, care of our Corporate Secretary at the address of our principal executive office set forth above, and our Corporate Secretary will forward it unopened to the intended recipients.

Appendix I

Jones Lang LaSalle Incorporated

Charter of the Audit Committee of the Board of Directors

 (Adopted July 28, 2003)

Purpose

This Charter establishes the basic principles under with the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Jones Lang LaSalle Incorporated, a Maryland corporation (the "Company") shall operate.

The Committee, which is appointed by, and acts on behalf of the Board, shall monitor:

    •
    The integrity of the Company's financial statements;

    •
    The qualifications and independence of the Company's independent auditor;

    •
    The performance of the Company's internal audit function and of its independent auditor; and

    •
    Compliance by the Company with legal and regulatory requirements.

The Committee shall prepare the report required by the United States Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

Charter Issuer and Owner

The Committee shall be responsible for the content of this Charter, subject to final approval and adoption by the Board.

Membership

The Committee shall be comprised of at least three non-Executive Directors as determined by the Board. Each of the members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission. Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

Committee members shall be elected by the Board on the recommendation of the Nominating and Governance Committee of the Board. Committee members may be replaced by the Board in its discretion. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. Among any other procedures that the Board may establish to determine the independence, financial literacy and financial expertise of the members of the Committee, the Board shall require each Committee member to complete an appropriate questionnaire, the responses to which shall be acceptable to the Board in its business judgment.

No member of the Committee shall receive any compensation from the Company or any of its affiliates other than director or committee fees, or shall accept any consulting, advisory or other compensatory fees from the Company or any of its affiliates.

Meetings

The Committee shall meet quarterly and at such other times as it deems necessary to carry out its responsibilities. The Chair of the Committee and/or the Board may call such meetings. The Chair, in consultation with Committee members, shall determine the length of the meetings. The Chair, taking into account the recommendations of Committee members and in consultation with the appropriate members of management, will establish the agenda for each Committee meeting. Sufficient time to consider the agenda items shall be provided. Each Committee member may raise at any regular Committee meeting subjects for discussion that are not on the meeting's formal agenda.

A majority of the Committee members shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting at which a quorum is present shall be the act of the Committee. The Committee may take action by unanimous written consent or by conference communication by which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person.

Insofar as practicable, information to inform the Committee about the Company's business, performance and prospects, and regarding recommendations for action by the Committee, shall be made available to the Committee within a reasonable period of time before meetings. Information should be relevant, concise and timely. Requests for action by the Committee shall include the recommendation of management and be supported by any historical or analytical data which may be useful to the Committee in making a determination as to the advisability of the matter.

Minutes of each meeting will be provided to each Board member to assure that the Board remains fully apprised of topics discussed and actions taken, including with respect to findings that have resulted from financial reporting oversight. The Chair will also regularly report to the Board regarding Committee matters.

The Committee shall meet periodically with management, the internal auditors and the independent auditor separately during its scheduled executive sessions. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Similarly, the Company's independent auditor, internal auditors, counsel and financial management shall have full access to the Committee and each is responsible for bringing before the Committee or the Chair in a timely manner any matter appropriate to the discharge of the Committee's responsibilities.

Committee Authorities and Responsibilities

Authorities

1.    To fulfill its responsibilities and duties, the Committee shall have the full authority of the Board to act or exercise corporate powers with respect to the matters set forth in this Charter.

2.    The Committee shall have the authority to appoint or replace the Company's independent auditor (subject, if applicable, to shareholder ratification). The Committee shall inquire as to significant issues that were discussed with management in connection with the retention of the independent auditor, particularly those related to the application of auditing standards or accounting principles. The Committee shall be directly responsible for the compensation, evaluation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee. The Committee may consider with management, the senior internal auditing executive and the independent auditors the rationale and legal requirements for employing audit firms other than the principal independent auditors.

3.    The Committee shall have the authority to appoint or replace the Company's senior internal auditing executive. The senior internal auditing executive shall report functionally to the Committee and administratively to the Chief Financial Officer of the Company.

4.    The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit.

5.    The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittees to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

6.    The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

7.    The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall have the authority to assume such additional duties from time to time as may be consistent with this Charter and as may be, in the Committee's or the Board's judgment, reflective of the then current audit committee best practices. The Committee shall annually review the Committee's own performance.

Responsibilities

The Committee shall:

Financial Statement and Disclosure Matters

8.    Review and discuss with management and the Company's independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

9.    Review and discuss with management and the independent auditor the Company's quarterly financial statements, including disclosures made in management's discussion and analysis, prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

10.    Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles.

11.    Discuss with management and the independent auditor the Company's internal controls and disclosure controls and procedures and any major issues as to the adequacy of those controls and procedures and any special steps adopted in light of material control deficiencies.

12.    Review and discuss quarterly reports from the independent auditor on:

  (a)
  All critical accounting policies and practices to be used.

  (b)
  All alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

  (c)
  Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

13.    Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

14.    Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

15.    Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

16.    Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, any significant disagreements with management and management's response.

17.    Review disclosures made to the Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or disclosure controls and procedures or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Oversight of the Company's Relationship with the Independent Auditor

18.    Review and evaluate the lead partner of the independent auditor team.

19.    Obtain and review a report from the independent auditor at least annually (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. Oversee the retention of the Company of the independent auditor for all non-audit matters. The Committee shall present its conclusions with respect to the independent auditor to the Board.

20.    Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

21.    Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

22.    Discuss with the national office of the independent auditor issues on which they were consulted by the Company's audit team and matters of audit quality and consistency, as deemed appropriate by the Committee.

23.    Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company's Internal Audit Function

24.    Review the performance of the senior internal auditing executive.

25.    Review the significant reports to management prepared by the internal auditing department and management's responses.

26.    Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit. Review with the senior internal auditing executive and the independent auditor the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

Compliance Oversight Responsibilities

27.    Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act (Required Response to Audit Discoveries) has not been implicated.

28.    Obtain reports from management and the Company's senior internal auditing executive as to whether the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Ethics. Communicate with the independent auditor to verify whether anything has come to its attention regarding lack of compliance with such requirements or Code. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Ethics.

29.    Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

30.    Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

31.    Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

Limitation of the Audit Committee's Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                        EXPERIENCE: A WORLD OF DIFFERENCE.TM

www.joneslanglasalle.com

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSAL 4.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐
The Board of Directors recommends a vote FOR the listed nominees.
		FOR ☐	WITHHOLD ☐
1.	Election of Directors 01 Henri-Claude de Bettignies 02 Darryl Hartley-Leonard
Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)

The Board of Directors recommends a vote FOR Proposals 2 and 3 and AGAINST Proposal 4.
2.	Ratification of the appointment of KPMG LLP as independent auditor for 2004.
FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Approve an amendment to the Jones Lang LaSalle Employee Stock Purchase Plan to increase the number of shares to 1,750,000 from 1,000,000.
FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	Shareholder Proposal to declassify the Board of Directors.
FOR ☐	AGAINST ☐	ABSTAIN ☐
5.	To vote upon any other matters that may properly be presented at the meeting according to their best judgment and in their discretion.

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

Signature_______________________	Signature______________________	Date___________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Δ FOLD AND DETACH HERE Δ
Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/jll		Telephone 1-800-435-6710		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

If you are located outside of the United States, the delivery of your Proxy MUST be via the INTERNET or MAIL

You can view the Annual Report and Proxy Statement
on the Internet at www.joneslanglasalle.com

PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS — MAY 27, 2004

        The undersigned hereby appoints Stuart L. Scott, Mark J. Ohringer, and Gordon G. Repp, and each of them, with full power of substitution, to represent the undersigned and as proxies to vote all the Common Stock of Jones Lang LaSalle Incorporated which the undersigned has power to vote, with all powers which the undersigned would possess if personally present at the Annual Meeting of Shareholders to be held on May 27, 2004, or at any adjournment or postponement thereof.

        This proxy will be voted as specified by the undersigned. If no choice is specified, this proxy will be voted FOR the election of all the nominees, FOR Proposal Number 2 and Proposal Number 3 and AGAINST Proposal Number 4.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ You can now access your Jones Lang LaSalle account online.

Access your Jones Lang LaSalle shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Jones Lang LaSalle, now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
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QuickLinks

Table of Contents PROXY STATEMENT FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Committee Membership and Meetings
PROPOSAL 1 ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
Non-Executive Directors (Including the Director Nominees)
Current Directors Who Are Also Executive Officers
Other Executive Officers
EXECUTIVE COMPENSATION
Compensation Committee Report on Executive Compensation
Option/SAR Grants in Last Fiscal Year
Year-End Stock Option Values
Co-Investment Long-Term Incentive Plan— Awards Covering Three-Year Period from 2002 through 2004
Summary of Plans, Programs and Agreements
COMMON STOCK SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
INFORMATION ABOUT THE INDEPENDENT AUDITOR
AUDIT COMMITTEE REPORT
APPROVAL OF AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN
The Board recommends you vote FOR approval of the amendment.
SHAREHOLDER PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS
SHAREHOLDER PROPOSAL
BOARD RESPONSE
For these reasons, the Board recommends you vote AGAINST this proposal.
PROXY SOLICITATION EXPENSE
ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT THE ANNUAL MEETING OF SHAREHOLDERS
COMMUNICATING WITH OUR BOARD OF DIRECTORS